                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPDENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.01 per share ("Common Stock"), of CompDent Corporation.

     (2)  Aggregate number of securities to which transaction applies:

          10,291,129 shares of Common Stock (includes 178,500 underlying options to purchase shares of Common Stock)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $18.00 per share in cash-out merger plus the difference between $18.00 and the exercise price of each share subject to option

     (4)  Proposed maximum aggregate value of transaction:
          $185,240,322

     (5)  Total fee paid:

          $37,048.06 (wired to Mellon Bank, N.A. on October 27, 1998)

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

                                                                          , 1998

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of CompDent Corporation (the "Company" or "CompDent") to be held on January 31, 1999, at 10:00 a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia. The purpose of the Special Meeting is to consider and vote upon a merger (the "Merger") that, if approved and subsequently consummated, will result in the public stockholders of CompDent (other than stockholders who have perfected their appraisal rights and certain members of management and other investors) receiving $18.00 in cash per share for their shares of CompDent common stock, $.01 par value ("Common Stock"). The acquiror of CompDent, TAGTCR Acquisition, Inc., a newly formed Delaware corporation (the "Acquiror"), was organized at the direction of three private investment partnerships and their affiliates that have jointly agreed, together with certain members of management and other investors, to acquire the Common Stock of the CompDent public stockholders.

     A special committee of the Board of Directors of CompDent (the "Special Committee"), consisting of three independent directors, was formed to consider and evaluate the Merger. The Special Committee has unanimously recommended to CompDent's Board of Directors that the Merger and related agreements be approved. In connection with its evaluation of the Merger, the Special Committee engaged The Robinson-Humphrey Company, LLC ("Robinson-Humphrey") to act as its financial advisor. Robinson-Humphrey has rendered its opinion dated July 28,
1998, and has not withdrawn its opinion as of           , 1998, that based upon
and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $18.00 per share to be received in the Merger is fair from a financial point of view to the stockholders of the Company (other than certain members of management, certain other investors and the Acquiror). The written opinion of Robinson-Humphrey, dated July 28, 1998, is attached as Appendix B to the enclosed Proxy Statement and should be read carefully and in its entirety by the stockholders.

     THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS BELIEVE THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS APPROVE THE MERGER.

     Approval of the Merger at the Special Meeting will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The accompanying Proxy Statement provides you with a summary of the proposed Merger and additional information about the parties involved and their interests.

     PLEASE GIVE ALL THIS INFORMATION YOUR CAREFUL ATTENTION. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND.

                                          Sincerely,

                                          David R. Klock
                                          Chairman and Chief Executive Officer

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 1998
                             ---------------------

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of CompDent Corporation, a Delaware corporation (the "Company" or "CompDent"), will be held on January 31, 1999 at 10:00 a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia, for the following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and
     Plan of Merger, dated July 28, 1998, as amended and restated on           ,
     1998 (the "Merger Agreement"), pursuant to which TAGTCR Acquisition, Inc., a newly formed Delaware corporation (the "Acquiror"), will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their appraisal rights, shares held by certain members of management, shares held by certain stockholders of CompDent, and shares held by the Acquiror) will become entitled to receive $18.00 in cash for each outstanding share of common stock, $.01 par value, of the Company (the "Common Stock") owned immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

          (2) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors has determined that only holders of Common Stock of
record at the close of business on           , 1998, will be entitled to notice
of, and to vote at, the Special Meeting or any adjournment or adjournments thereof. A form of proxy and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany and form a part of this notice.

                                          By order of the Board of Directors,

                                          BRUCE A. MITCHELL
                                          Executive Vice President, General
                                          Counsel and Secretary
Atlanta, Georgia
          , 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

     THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Any stockholder shall have the right to dissent from the Merger and to receive payment of the "fair value" of his or her shares upon compliance with the procedures set forth in Section 262 of the Delaware General Corporation Law. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the Proxy Statement that accompanies this notice and the full text of Section 262 of the Delaware General Corporation Law, which is attached as Appendix C and is described in the accompanying Proxy Statement.

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

   THE PROXY STATEMENT WAS FIRST MAILED TO STOCKHOLDERS ON           , 1998.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL HAPPEN IN THE MERGER?

A: Upon consummation of the Merger, the Acquiror will be merged with and into CompDent with CompDent being the surviving corporation. All stockholders of CompDent, other than the Acquiror, certain members of management, certain other investors, and those stockholders who exercise their appraisal rights (the "Public Stockholders"), will receive a cash payment for their outstanding shares of Common Stock. After the Merger, CompDent will become a privately held company owned by certain equity investors, members of management, and other participants (the "Investor Group"). To review the structure of the Merger in greater detail, see pages 33 through 37.

Q: WHY IS COMPDENT BEING ACQUIRED?

A: The Board of Directors and the Investor Group each believes that the acquisition of CompDent is in the best interests of the Public Stockholders of CompDent and that as a private company, CompDent will have greater operating flexibility to focus on enhancing value by emphasizing growth and operating cash flow. To review the background and reasons for the Merger in greater detail, see pages 9 through 17.

Q: WHY WAS THE SPECIAL COMMITTEE FORMED?

A: Because certain directors of CompDent will have a financial interest in the Merger, the CompDent Board of Directors appointed a special committee of disinterested directors (the "Special Committee") to review and evaluate the proposed transaction. The Special Committee has determined that the Merger is fair and in the best interests of the Public Stockholders.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $18.00 in cash, without interest, for each share of CompDent Common Stock. This is the "Cash Merger Consideration." For example: If you own 100 shares of CompDent Common Stock, upon completion of the Merger you will receive $1,800 in cash.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the Merger during the first quarter of 1999.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The receipt of the Cash Merger Consideration by you will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see pages 39 through 40.

     YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve and adopt the Merger Agreement, which provides for the acquisition of CompDent by the Acquiror. After the Merger, CompDent will become a privately held company and you will no longer own an equity interest in CompDent.

     THE COMPDENT BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AND RECOMMENDS VOTING FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

     Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of CompDent Common Stock. Therefore, a failure to vote or a vote to abstain will have the same legal effect as a vote against the Merger.

     The Special Meeting will take place on           , 1998 at 10:00 a.m.,
local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia. You may attend the Special Meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Special Meeting and either change your vote or attend the Special Meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares of Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposal to approve and adopt the Merger Agreement.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed, we will send you written instructions for exchanging your Common Stock certificates for the Cash Merger Consideration.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                            Keith J. Yoder
                            CompDent Corporation
                            100 Mansell Court East, Suite 400
                            Roswell, Georgia 30076
                            Telephone: 770-998-8936

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

     THIS PROXY STATEMENT AND OTHER STATEMENTS MADE FROM TIME TO TIME BY COMPDENT, THE ACQUIROR, OR THEIR REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH AS FURTHER AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, IN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF, OR CURRENT EXPECTATIONS OF COMPDENT AND THE ACQUIROR AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT TEAMS, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT OF COMPDENT AND THE ACQUIROR THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DETAILED HEREIN AND: (I) COMPETITIVE PRESSURES IN THE DENTAL BENEFITS AND MANAGEMENT INDUSTRIES; (II) MANAGEMENT AND INTEGRATION OF THE OPERATIONS OF ACQUIRED BUSINESSES; (III) COMPDENT'S BUSINESS AND GROWTH STRATEGIES; AND (IV) GENERAL ECONOMIC CONDITIONS. COMPDENT AND THE ACQUIROR UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGES IN ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS, OR CHANGES IN FUTURE OPERATING RESULTS OVER TIME.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    i
WHO CAN HELP ANSWER YOUR QUESTIONS..........................   ii
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................  iii
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Special Meeting.......................................    1
  Record Date; Voting Power.................................    1
  Vote Required.............................................    1
  Recommendations...........................................    1
  Opinion of Financial Advisor..............................    2
  Terms of the Merger Agreement.............................    2
  Share Ownership of CompDent following the Merger..........    3
  Accounting Treatment......................................    4
  Conflicts of Interest.....................................    4
  Regulatory Approvals......................................    4
  Appraisal Rights..........................................    4
  Historical Market Information.............................    5
  Selected Consolidated Financial Data......................    6
  Consolidated Ratios of Earnings to Fixed Charges and Book
     Value Per Share........................................    7
  Company Projections.......................................    7
SPECIAL FACTORS.............................................    9
  Background of the Merger..................................    9
  The Special Committee's and the Board's Recommendation....   13
  Opinion of Financial Advisor..............................   17
  Purpose and Reasons of the Investor Group for the
     Merger.................................................   23
  Position of the Investor Group as to Fairness of the
     Merger.................................................   24
  Conflicts of Interest.....................................   24
  Certain Effects of the Merger.............................   28
  Financing of the Merger...................................   29
  Conduct of CompDent's Business After the Merger...........   30
THE SPECIAL MEETING.........................................   31
  Date, Time, and Place of the Special Meeting..............   31
  Proxy Solicitation........................................   31
  Record Date and Quorum Requirement........................   31
  Voting Procedures.........................................   31
  Voting and Revocation of Proxies..........................   31
  Effective Time of the Merger and Payment for Shares.......   32
  Other Matters to Be Considered............................   32
THE MERGER..................................................   33
  Terms of the Merger Agreement.............................   33
  Estimated Fees and Expenses of the Merger.................   37
RIGHTS OF DISSENTING STOCKHOLDERS...........................   37
FEDERAL INCOME TAX CONSEQUENCES.............................   39
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT AND
  OTHERS....................................................   40
CERTAIN INFORMATION CONCERNING THE ACQUIROR AND THE INVESTOR
  GROUP.....................................................   41
PURCHASES OF COMMON STOCK BY CERTAIN PERSONS................   44
EXPERTS.....................................................   44
WHERE YOU CAN FIND MORE INFORMATION.........................   44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   45

STOCKHOLDER PROPOSALS.......................................   46
OTHER MATTERS...............................................   46

APPENDIX A -- Amended and Restated Agreement and Plan of
  Merger....................................................  A-1
APPENDIX B -- Opinion of The Robinson-Humphrey Company,
  LLC.......................................................  B-1
APPENDIX C -- Text of Section 262 of the Delaware General
  Corporation Law...........................................  C-1

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the Merger and for a more complete description of the legal terms of the Merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the Merger Agreement. See "Where You Can Find More Information" (page 44).

THE COMPANIES

     COMPDENT CORPORATION
     100 Mansell Court East
     Suite 400
     Roswell, Georgia 30076
     (770) 998-8936

     CompDent is a fully integrated dental management company, offering a full line of dental care plan services, including network-based dental care plans, reduced fee-for-service, and third-party administration services. CompDent markets its products to employers and other business entities and to individuals. CompDent's benefit plans also include a reduced fee-for-service product, a PPO and network dental product, and administrative services for self-insured dental plans. CompDent also owns Dental Health Management, Inc., which provides management and administrative services to dental practices.

     TAGTCR ACQUISITION, INC.
     c/o TA Associates, Inc.
     125 High Street, Suite 2500
     Boston, Massachusetts 02110
     (617) 574-6700

     TAGTCR Acquisition, Inc. was organized at the direction of three private investment partnerships that have jointly agreed, together with certain affiliated entities, members of management and other entities and individuals, to acquire the public stock of CompDent. These partnerships and their affiliates (the "Equity Investors") include (i) Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V, each of which is affiliated with Golder, Thoma, Cressey, Rauner, Inc. (collectively, the "GTCR Partnership"), (ii) TA/Advent VIII L.P., Advent Atlantic and Pacific III, TA Executives Fund LLC, TA Investors LLC, Advent VII L.P., and Advent New York L.P., each of which is affiliated with TA Associates, Inc. (collectively, the "TA Fund"), and (iii) NMS Capital, L.P., an affiliate of NationsBank, N.A. (the "NMS Partnership").

THE SPECIAL MEETING (PAGE 31)

     The Special Meeting will be held on           , 1998, at 10:00 a.m., local
time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia. At the Special Meeting, CompDent stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

RECORD DATE; VOTING POWER (PAGE 31)

     Holders of record of CompDent Common Stock at the close of business on
          , 1998 (the "Record Date") are entitled to notice of and to vote at
the Special Meeting. As of such date, there were                shares of Common
Stock issued and outstanding held by approximately                holders of
record. Holders of record of Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED (PAGE 31)

     Approval by the CompDent stockholders of the proposal to approve and adopt the Merger Agreement will require the affirmative vote of a majority of the shares of CompDent Common Stock outstanding on the Record Date. Accordingly, a failure to vote or a vote to abstain will have the same legal effect as a vote against the Merger.

RECOMMENDATIONS (PAGE 13)

     Because certain of the CompDent directors will have a financial interest in the Merger, the CompDent Board of Directors appointed the Special Committee to review and evaluate the proposed transaction. The Special Committee unanimously recommended to the CompDent Board that the Merger Agreement be approved and that it be recommended to the stockholders of the Company. Following the unanimous recommendation of the Special Committee, the CompDent Board unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the CompDent stockholders and recommended that the stockholders approve the Merger Agreement. The Special Committee and the CompDent Board recommend that the CompDent stockholders vote "For" the approval of the Merger Agreement. You also should refer to the reasons that the Special Committee and the CompDent Board considered in determining whether to approve and adopt the Merger Agreement on pages 13-17.

OPINION OF FINANCIAL ADVISOR (PAGE 17)

     The Robinson-Humphrey Company, LLC, a nationally recognized investment banking firm which served as financial advisor to the Special Committee, has rendered an opinion dated July 28, 1998, and, after reviewing an amendment and
restatement of the Merger Agreement, dated           , 1998, has determined not
to withdraw its opinion as of           , 1998, to the Special Committee that
the Cash Merger Consideration is fair from a financial point of view to the Public Stockholders of CompDent. A copy of the fairness opinion, setting forth the information reviewed, assumptions made, and matters considered, is attached to this Proxy Statement as Appendix B. You should read the fairness opinion of Robinson-Humphrey in its entirety.

TERMS OF THE MERGER AGREEMENT (PAGE 33)

     The Merger Agreement is attached to this Proxy Statement as Appendix A. You are encouraged to read the Merger Agreement in its entirety. It is the legal document that governs the Merger.

     General. The Merger Agreement provides that the Acquiror will be merged with and into CompDent, with CompDent being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the Public Stockholders of CompDent will receive $18.00 in cash, without interest, for each share of Common Stock. In addition, certain members of management will receive cash for the aggregate unrealized gain on their vested stock options.

     Conditions to the Merger. The completion of the Merger depends upon the satisfaction of a number of conditions, including:

     - approval of the Merger Agreement by a majority of the CompDent stockholders;

     - receipt of all necessary orders and consents of governmental authorities and the expiration of any regulatory waiting periods;

     - receipt by the Acquiror of sufficient financing pursuant to its existing financing commitments to consummate the Merger; and

     - absence of a material adverse effect on the business of CompDent.

     Each party may, at its option, waive the satisfaction of any condition to such party's obligations under the Merger Agreement. EVEN IF THE STOCKHOLDERS APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.

     No Solicitation. Until consummation or abandonment of the Merger, CompDent and its affiliates are not permitted to initiate or solicit any proposal from a third party with respect to a merger, consolidation, sale, or similar transaction involving CompDent or any of its subsidiaries (an "Acquisition Proposal").

     Termination. Either CompDent or the Acquiror may terminate the Merger Agreement under certain circumstances, including if:

     - both parties consent in writing;

     - the Merger is not completed before June 30, 1999;

     - legal restraints or prohibitions prevent the consummation of the Merger;

     - the CompDent stockholders do not approve the Merger Agreement; or

     - the other party breaches in a material manner any of its representations, warranties or covenants under the Merger Agreement and such breach is not cured within 30 days of notice.

     In addition, CompDent may terminate the Merger Agreement if it accepts or recommends acceptance of an Acquisition Proposal with another party, and the Acquiror may terminate the Merger Agreement if the CompDent Board or the Special Committee withdraws, or adversely modifies, its approval or recommendation of the Merger or approves, recommends or causes CompDent to enter into any agreement with respect to an Acquisition Proposal.

     Fees and Expenses. CompDent and the Acquiror will pay their own fees, costs, and expenses incurred in connection with the Merger Agreement. However, CompDent will pay the Acquiror a "break up" fee of $7.0 million, under certain circumstances, if CompDent approves, enters into, or consummates a transaction contemplated by an Acquisition Proposal, or if the Board or the Special Committee withdraws its recommendation of the Merger. In addition, each of the Acquiror and CompDent agrees to pay the other party's fees and expenses (not to exceed $2.0 million) upon the termination of the Merger Agreement after a material breach or failure to perform any representation, warranty or covenant that such party has under the Merger Agreement.

SHARE OWNERSHIP OF COMPDENT FOLLOWING THE MERGER (PAGE 25)

     - The Management Sponsors. Pursuant to the Merger, David R. Klock, Chairman and Chief Executive Officer of CompDent, and Phyllis A. Klock, President and Chief Operating Officer of CompDent (the "Management Sponsors"), will collectively cause 200,000 shares of Common Stock with an agreed value of $18.00 per share (a total value of $3.6 million) to be
       converted into (i)      shares of common stock, $.01 par value, of the
       Surviving Corporation and (ii)      shares of Convertible Participating
       Preferred Stock, $.01 par value (the "Convertible Preferred Stock"), of the Surviving Corporation. The remaining 149,083 shares of Common Stock held by the Management Sponsors, which will not be converted into common stock and Convertible Preferred Stock of the surviving Corporation, will be sold immediately prior to the Merger to the NMS Partnership for $18.00 per share (a total value of $2,683,494). The Management Sponsors will own an aggregate common equity interest in the Surviving Corporation on a
       fully converted basis of approximately      %.

     - The Equity Investors. The TA Fund will contribute approximately $ million in cash to the Acquiror, the GTCR Partnership will contribute
       approximately $          million in cash to the Acquiror, and the NMS
       Partnership will contribute approximately $          million in cash to
       the Acquiror, each in exchange for a combination of shares of common stock and Convertible Preferred Stock of the Acquiror, which shares will be converted into identical shares of the Surviving Corporation (i.e., CompDent) in the Merger. In addition, the NMS Partnership will cause its shares of CompDent Common Stock (i.e., the shares purchased from the Management Sponsors) with an agreed value of $18.00 per share (a total value of $2,683,494) to be converted into a combination of shares of common stock and Convertible Preferred Stock of the Surviving Corporation. Immediately following the Merger, the GTCR Partnership will transfer its equity interest in Dental Health Development Corporation ("DHDC"), a company in which CompDent has an indirect minority interest, to a subsidiary of CompDent in exchange for such subsidiary's transfer to the GTCR Partnership of shares of common stock and Convertible Preferred
       Stock of the Surviving Corporation having an agreed value of $          .
       The Equity Investors will own an aggregate common equity interest in the
       Surviving Corporation on a fully converted basis of      %.

     - The Other Investors. Certain other investors will either cause their shares of Common Stock to be converted into shares of common stock and Convertible Preferred Stock of the Surviving Corporation or purchase for cash shares of common stock and Convertible Preferred Stock of the Surviving Corporation. The Other Investors will own an aggregate common equity interest in the Surviving Corporation on a fully converted basis
       of approximately      %.

     - The Other Management Investors. Certain members of management will purchase or receive options to purchase shares of common stock of the Surviving Corporation representing an aggregate common equity interest in the Surviving Corporation on a fully converted basis of approximately 12%. These shares will be subject to certain vesting restrictions. In addition, the Surviving Corporation will reserve approximately 3% of the common stock of the Surviving Corporation on a fully converted basis for the grant of options to management employees on a prospective basis. The "Management

       Sponsors" and the "Other Management Investors" are sometimes referred to hereafter as the "Management Group."

ACCOUNTING TREATMENT (PAGE 24)

     The Acquiror believes that the Merger will be accounted for as a recapitalization for accounting purposes.

CONFLICTS OF INTEREST (PAGE 24)

     - The Management Group. Certain members of the Management Group have interests in the Merger as employees and/or directors that are different from, or in addition to, yours as a CompDent stockholder. Members of the Management Group will continue to have an equity interest in the Surviving Corporation and the ultimate value of this interest could exceed the $18.00 per share to be received by the Public Stockholders in the Merger. If the Merger is consummated, the Management Sponsors will be designated as members of the CompDent Board and members of the Management Group will remain as senior management of CompDent. In addition, if the Merger is consummated, options to purchase common stock of the Surviving Corporation will be made available to the Management Group and the members of the Management Group will enter into new employment agreements with the Surviving Corporation. Also, certain indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of CompDent will be continued by CompDent after the Merger.

     - Robinson-Humphrey. Robinson-Humphrey served as financial advisor to the Special Committee and has had certain relationships with CompDent and its management that could be perceived as adversely affecting its independence. Robinson-Humphrey served as a co-manager in CompDent's public offering of Common Stock in August 1995, as placement agent in DHDC's private placement of securities in September 1997, and as financial advisor to CompDent in all of its material acquisitions since January 1996, each in exchange for customary advisory fees and/or commission arrangements. In addition, an affiliate of Robinson-Humphrey purchased approximately $500,000, or 5%, of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. Robinson-Humphrey has agreed to resell this interest to the GTCR
       Partnership prior to the Merger for $          , which is equal to the
       original cost of this interest plus the accrued dividends thereon. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially act as financial advisor to the Special Committee.

     - The Special Committee. Upon consummation of the Merger, the members of the Special Committee will receive $18.00 per share in cash, without interest, for each share of their Common Stock and will receive cash for the aggregate unrealized gain on their vested stock options. The members of the Special Committee believe that the foregoing arrangements do not affect their independence or impartiality.

REGULATORY APPROVALS (PAGE 34)

     CompDent is required to make filings with or obtain approvals from certain regulatory authorities in connection with the Merger. These consents and approvals include approval of the Federal Trade Commission, the Department of Justice, and certain state insurance authorities. An application and notice will be filed with the Federal Trade Commission and the Department of Justice. All other necessary applications and notices have been filed or are in the process of being filed.

     We cannot predict whether or when we will obtain all required regulatory approvals or the timing of these approvals.

APPRAISAL RIGHTS (PAGE 37)

     Any stockholder of CompDent who does not vote in favor of the proposal to approve the Merger Agreement and who complies strictly with the applicable provisions of Section 262 of the Delaware General Corporation Law has appraisal rights to be paid cash for the "fair value" for such holder's shares of Common Stock. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. The applicable provisions of Section 262 are attached to this Proxy Statement as Appendix C.

                         HISTORICAL MARKET INFORMATION

     The Common Stock is traded on The Nasdaq National Market ("Nasdaq") (symbol: CPDN). The following table sets forth the high and low sales prices for each quarterly period for the two most recent fiscal years and for the current fiscal year to date.

                                                              HIGH        LOW
                                                              ----        ----
1996:
First quarter...............................................  $45 1/8    $34 1/4
Second quarter..............................................   51         35 1/8
Third quarter...............................................   51 11/16   33
Fourth quarter..............................................   40 3/8     27 1/2

1997:
First quarter...............................................   39 1/4     27 1/2
Second quarter..............................................   27 3/8     14 1/4
Third quarter...............................................   26 1/8     19 3/8
Fourth quarter..............................................   27 5/8     18 5/8

1998:
First quarter...............................................   20 1/4      9 1/2
Second quarter..............................................   17         12
Third quarter (through October 26, 1998)....................   17 1/2     10 1/2

     On July 27, 1998, the last trading day prior to the announcement of the execution of the Merger Agreement, the closing price per share of Common Stock as reported by Nasdaq was $13.50. On October 26, 1998, the last trading day prior to printing of this Proxy Statement, the closing price per share of Common Stock as reported by Nasdaq was $13 3/16.

     Since January 1, 1996, the Company has not paid any cash dividends on its Common Stock. Under the Merger Agreement, the Company has agreed not to pay any dividends on the Common Stock prior to the closing of the Merger. Under the Company's current senior credit facility, the distribution of dividends would also require lender consent. In addition, applicable laws generally limit the ability of the Company's subsidiaries to pay dividends to the extent that required regulatory capital would be impaired, which in turn further limits the Company's ability to pay dividends.

     In May 1995, CompDent completed an underwritten public offering of 3,420,000 shares of Common Stock. The offering price per share was $14.50, and the net proceeds received by CompDent were approximately $44.5 million. In August 1995, CompDent completed an underwritten public offering of 1,935,000 shares of Common Stock. The offering price per share was $23.25, and the net proceeds received by CompDent were approximately $42.0 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Certain selected consolidated historical financial data derived from the audited financial statements of the Company are set forth below. The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes, and other financial information incorporated by reference into this Proxy Statement.

                              PREDECESSOR
                              COMPANY(1)
                             -------------
                                  SIX             SIX
                                MONTHS           MONTHS                                                        SIX MONTHS ENDED
                                 ENDED           ENDED                  YEAR ENDED DECEMBER 31,                    JUNE 30,
                               JUNE 30,       DECEMBER 31,   ----------------------------------------------   -------------------
                                 1993             1993       1994(2)   1995(3)    1996(4)(5)    1997(6)(7)      1997     1998(8)
                             -------------    ------------   -------   --------   -----------   -----------   --------   --------
STATEMENTS OF OPERATIONS:
Total revenue..............     $22,004         $24,003      $55,192   $106,661    $141,069      $158,726     $ 76,035   $ 86,005
Total expenses.............      21,583          21,619       50,084     96,525     122,180       205,015       64,838     75,388
Operating (loss) income....         421           2,414        5,108     10,136      18,889       (46,289)      11,197     10,617
Income (loss) before income
  taxes and extraordinary
  items....................        (718)          1,206        2,721      8,969      17,758       (48,805)      10,227      8,947
Income taxes...............          55             553        1,316      3,765       7,866         4,900        4,504      3,850
Extraordinary items, net of
  tax......................          --              --           --        498          --            --           --         --
Net income (loss)..........        (773)            653        1,405      4,706       9,892       (53,705)       5,723      5,097
Net income (loss) per
  common share before
  extraordinary
  items -- basic...........                                     0.31       0.69        0.98         (5.32)        0.57       0.50
Extraordinary loss per
  common share -- basic....                                               (0.07)
Net income (loss) per
  common share -- basic....                                     0.31       0.62        0.98         (5.32)        0.56       0.50
Net income (loss) per
  common share before
  extraordinary
  items -- diluted.........                                     0.30       0.68        0.97         (5.32)        0.57       0.50
Extraordinary loss per
  common
  share -- diluted.........                                               (0.07)
Net income (loss) per
  common
  share -- diluted.........                                     0.30       0.61        0.97         (5.32)        0.56       0.50
Weighted average number of
  shares
  outstanding -- basic.....                                    4,149      7,241      10,149        10,098       10,106     10,113
Weighted average number of
  shares
  outstanding -- diluted...                                    4,252      7,352      10,177        10,098       10,172     10,178
BALANCE SHEET DATA:
Working capital............                     $   136      $(2,109)  $ 25,213    $  9,810      $ 11,216     $ 29,719   $  2,943
Total assets...............                      37,202       63,342    129,396     184,167       150,871      203,840    150,362
Long-term debt.............                      26,250       33,450          0      41,663        56,595       55,000     54,233
Stockholders' equity.......                       1,900        4,200    102,177     112,183        60,276      119,630     65,373

---------------

(1) Presents consolidated financial data of the Company's predecessor, American Prepaid Professional Services, Inc., for the period prior to the Company's acquisition of all of the outstanding stock thereof effective in June 1993. Because of such transaction, certain aspects of the consolidated results of operations for the period prior to the period July 1, 1993 are not comparable with those for subsequent periods. Consequently, net income per share data are presented only for the years December 31, 1994 and thereafter.
(2) The DentiCare, Inc. ("DentiCare") and UniLife Insurance Company ("UniLife") acquisitions were completed on December 28, 1994, and DentiCare and UniLife are, therefore, included in the consolidated balance sheet of the Company at December 31, 1994 and thereafter, and the consolidated statement of operations (from the date of acquisition) of the Company for the year ended December 31, 1994 and thereafter. Net income per common share for the year ended December 31, 1994 has been computed after deducting $109,000 from net income attributable to preferred stock dividend accumulation.

(3) The CompDent Corporation ("CompDent") acquisition was completed on July 5, 1995, and CompDent is, therefore, included in the consolidated balance sheet of the Company at December 31, 1995 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the years ended December 31, 1995 and thereafter. Net income per common share for the year ended December 31, 1995 has been computed after deducting $218,000 from net income attributable to preferred stock dividend accumulation.
(4) The Texas Dental Plans, Inc. ("Texas Dental") acquisition was completed on January 8, 1996 and Texas Dental is, therefore, included in the consolidated balance sheet of the Company at December 31, 1996 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1996 and thereafter.
(5) The Dental Care Plus Management, Corp. ("Dental Care Plus") acquisition was completed on May 8, 1996, and Dental Care Plus is, therefore, included in the consolidated balance sheet of the Company at December 31, 1996 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1996 and thereafter.
(6) The American Dental Providers, Inc., and Diamond Dental & Vision, Inc., acquisition was completed on March 21, 1997 and is, therefore, included in the consolidated balance sheet of the Company at December 31, 1997 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1997 and thereafter.
(7) The Workman Management Group Ltd., and its affiliates, Old Cutler Dental Associates, P.A., Robert T. Winfree, D.D.S., and the Stratman Management Group acquisitions were completed on July 1, 1997, July 1, 1997, September 26, 1997, and November 7, 1997, respectively, and these four acquisitions are included in the consolidated balance sheet of the Company at December 31, 1997 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1997 and thereafter.
(8) The Reznik Group and Kendall Roberts, D.D.S., acquisitions were completed in January 1998 and May 1998, respectively, and these two acquisitions are included in the consolidated balance sheet and the consolidated statement of operations of the Company (from the date of acquisition) at June 30, 1998 and thereafter.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                            AND BOOK VALUE PER SHARE

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of the last two fiscal years and as of June 30, 1998 and book value per share of Common Stock for the year ended December 31, 1997 and as of June 30, 1998.

                                                                                          SIX MONTHS
                                                          YEAR ENDED      YEAR ENDED         ENDED
                                                         DEC. 31, 1996   DEC. 31, 1997   JUNE 30, 1998
                                                         -------------   -------------   -------------
Ratio of earnings to fixed charges:(1).................      6.1:1               --(2)       3.3:1
Book value per share...................................     $11.02            $5.97          $6.42

---------------

(1) For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts and issue costs, whether expensed or capitalized.
(2) The earnings for the year ended December 31, 1997 were a loss of $53,706,000. Therefore the calculation of this ratio is not applicable.

                             COMPANY PROJECTIONS(1)

     In connection with the Equity Investors' review of the Company and in the course of the negotiations between the Company and the Equity Investors described in "SPECIAL FACTORS -- Background to Merger," the Company provided the Equity Investors with certain non-public business and financial information. The non-public information provided by the Company included certain projections (the "Company Projections") of the future operating performance of the "dental benefits" operations of the Company. The Company Projections do not give effect to the Merger or the financing thereof.

     The Company does not, as a matter of course, publicly disclose projections as to future revenues or earnings. The Company Projections were not prepared with a view to public disclosure and are included in the Proxy Statement only because such information was made available to the Equity Investors in connection with its due diligence investigation of the Company. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different than those set forth below. The Company Projections were not prepared with a view to compliance with the published guidelines of the Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. These forward-looking statements reflect numerous assumptions made by the Company's management. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the Company Projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the Company Projections will be realized, and actual results may be materially greater or less than those contained in the Company Projections.

     The inclusion of the Company Projections herein should not be regarded as an indication that the Equity Investors or the Company or their respective financial advisors considered or consider the Company Projections to be a reliable prediction of future events, and the Company Projections should not be relied upon as such. None of the Company, the Equity Investors, or any of their financial advisors intends to update or otherwise revise the Company Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error.

     The Company has provided to the Equity Investors the following Company
Projections: total revenue of $153.8 million and $161.4 million, and operating income of $20.0 million and $21.7 million for fiscal years 1999 and 2000, respectively. The Equity Investors took this information, together with their own analyses, into account in determining whether to enter into the Merger Agreement.

(1) PricewaterhouseCoopers LLP has not examined, compiled or applied any procedures to the Company Projections in accordance with standards established by the American Institute of Certified Public Accountants and expresses no opinion or any assurance on their reasonableness or achievability.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     During 1997 and 1998, changes in the dental benefits marketplace were adversely affecting the Company's historical growth rate and profitability. The Company had historically grown in size and profitability through internal growth and acquisitions. During 1997 and 1998, management of the Company observed that due to increased competition and aggressive pricing by competitors, internal growth was becoming more difficult to achieve. In addition, acquisitions were becoming less attractive because acquisition prices had increased and the Company's reduced stock price made acquisitions more expensive and dilutive to earnings.

     Management of the Company undertook certain operational initiatives to strengthen the Company and to position the Company for the future. In the first quarter of 1997, the Company formed a new dental practice management company, Dental Health Management, Inc. ("DHMI"), to become a full service dental care company. In addition, the Company acquired an ownership interest in Dental Health Development Corporation ("DHDC"), a dental development company specializing in developing start-up dental practices.

     In addition to the operational initiatives, management of the Company met several times with Morgan Stanley & Co. Incorporated ("Morgan Stanley") during 1997 to discuss various strategic alternatives available to the Company.

     In the early part of November 1997, the Company was contacted by a large industrial company ("Company No. 1") indicating a level of interest in considering a possible transaction to acquire the Company. On November 11, 1997, at a meeting of the Board of Directors, the Board authorized management to engage in discussions with Company No. 1. On November 24, 1997, the Company formally engaged Morgan Stanley to act as its financial advisor in connection with a proposed transaction. On or about November 25, 1997, the Company received a written indication of interest from Company No. 1 to acquire the Company for $32.00 per share. On December 10, 1997, the Company was informed that the potential bidder determined not to proceed with a transaction. Subsequent conversations with the potential bidder in January 1998 convinced management of the Company that the potential bidder was not indeed interested in pursuing an acquisition of the Company despite the initial written offer from Company No. 1.

     On multiple occasions in 1997, senior management of the Company was in contact with a competitor ("Company No. 2") of the Company regarding a possible strategic transaction. Management reported these contacts to the Board of Directors and the Board authorized management to meet with Company No. 2 to discuss a possible strategic transaction and to report the results of that discussion to the Board. On December 21, 1997, David Klock and Phyllis Klock met with the Chairman of the Board of Company No. 2 to discuss a possible strategic transaction. The participants discussed the changing dental benefits industry and the positions of their respective companies in that industry. No formal proposal or indication of interest upon which the parties could continue discussions followed these meetings.

     On January 22, 1998, David Klock, Phyllis Klock, and Philip Hertik met with the senior management of a large regional insurance provider ("Company No. 3") to discuss a possible transaction. The participants discussed both the dental benefits and practice management industries in general and their respective companies in particular, but no formal proposal or indication of interest upon which the parties could continue discussions was made. In March 1998, Company No. 3 informed the Company that it was not interested at that time in pursuing a transaction with the Company.

     Following an initial meeting at an investment conference, a large multi-regional health care provider ("Company No. 4") visited the Company on March 18, 1998 to receive an overview of the Company and its position in the dental benefits industry. No follow-up conversation transpired.

     Following an initial meeting with a large national health care provider ("Company No. 5"), Company No. 5 requested a meeting to discuss a possible transaction. On May 7, 1998, David Klock, Phyllis Klock, Keith Yoder, and Philip Hertik met with the senior management of Company No. 5 to discuss a possible transaction. Approximately three weeks following the meeting, Company No. 5 indicated that it was not interested at that time in considering a transaction with the Company.

     On January 12, 1998, the Company issued a press release that stated the Company expected its financial results for the fourth quarter ended December 31, 1997 to be below analysts' published consensus estimates. In addition, the Company announced that it was assessing goodwill recorded in prior acquisitions and was evaluating whether to record certain one-time charges, including a charge relating to goodwill impairment. During the fourth quarter of 1997, the Company had completed an extensive review of its operations and determined that changes had occurred which necessitated a number of unusual and one-time charges. The charges amounted to $68.4 million in the aggregate and were announced together with the Company's fourth quarter earnings on February 10, 1998. On January 12, 1998, the date the Company announced its expectations for fourth quarter earnings, the per share price of the Company's Common Stock dropped from $18.00 to $12.50.

     On February 20, 1998, management of the Company recommended to the compensation committee (the "Compensation Committee") of the Board of Directors that the Compensation Committee review the compensation packages of the executive officers of the Company in light of the significant decline in the Company's stock price. The decline in the Company's stock price had resulted in a significant reduction in the value of the executives' existing stock options. In addition, many of the executives' employment contracts did not have "change in control" provisions, and, therefore, the executives could be terminated without any significant payment if a third party acquired the Company. David Klock expressed concern that certain key employees of the Company would seek alternative career opportunities absent action by the Compensation Committee providing them with more attractive long-term incentives and protection in the event of a change in control of the Company.

     Following ongoing deliberations and review subsequent to its meeting on February 20, 1998, the Compensation Committee took action with respect to management compensation at a meeting of the Compensation Committee on April 30, 1998. The Compensation Committee retained the services of King & Spalding as legal counsel and a compensation consultant to advise it in relation to management's proposal. After considering the recommendations of the compensation consultant, the Compensation Committee determined to (i) put in place new employment agreements for certain management employees that contained appropriate change in control provisions and (ii) delay taking any action with respect to the executive officers' existing stock options to allow the Compensation Committee to fully evaluate the Company's long-term incentives for executive officers. On May 8, 1998, the Compensation Committee approved employment agreements for certain management employees of the Company.

     In late January 1998, senior management of the Company was approached by certain financial buyers interested in discussing a possible acquisition of the Company, which would include a significant investment by management. David Klock reported this development to the full Board of Directors on January 27, 1998. The Board of Directors encouraged Dr. Klock to pursue any discussions that could lead to a transaction that would provide enhanced value to the Company's stockholders. During the first quarter of 1998, David Klock, Phyllis Klock, and other members of senior management met several times with representatives of TA Associates, Inc. ("TA Associates") and Golder, Thoma, Cressey, Rauner, Inc. ("GTCR"), individually, to discuss the possibility of acquiring the Company. Concurrently, the management team held discussions with a number of other potential financial buyers.

     Discussions with TA Associates, GTCR and other potential acquirors continued through the spring and early summer of 1998. By July 1998, management had determined, based on its discussions with potential bidders, that the combined proposal of TA Associates and GTCR (together with the NMS Partnership, which joined the group later) would provide the greatest likelihood that a transaction which would provide enhanced value to the Company's stockholders could be successfully consummated.

     A special meeting of the Company's Board of Directors was scheduled for July 14, 1998, in anticipation of a proposal being made by TA Associates and GTCR regarding the acquisition of the Company. At the special meeting, representatives of TA Associates and GTCR made a presentation to the Board of Directors and submitted a non-binding proposal to acquire the Company for $17.50 per share in cash (the "Initial

Proposal"). TA Associates and GTCR told the Board that David Klock, Phyllis Klock, and possibly other members of senior management would participate in the proposed acquisition and have a continuing equity interest in the Company.

     After receiving the Initial Proposal, the Board of Directors formed the Special Committee, consisting of Joseph E. Stephenson, Philip Hertik, and David
F. Scott, Jr., three members of the Board who are not employed by the Company and who will not own equity interests in or be employed by the Surviving Corporation, to consider the fairness to the Company's stockholders of the proposed transaction and to report its determination regarding the fairness of the Initial Proposal to the full Board of Directors. The Special Committee was further authorized to establish such procedures, review such information, engage such financial advisors and legal counsel as it deemed reasonable and necessary to fully and adequately make such determination, and conduct negotiations with the TA Fund, the GTCR Partnership, and the NMS Partnership (collectively, the "Equity Investors") regarding the terms of the proposed transaction.

     The Special Committee retained King & Spalding as its legal counsel. Thereafter, the Special Committee and its legal counsel discussed the procedures to be followed in analyzing the offer from the Equity Investors to acquire the Company. As part of this discussion, King & Spalding advised the Special Committee as to the Special Committee's legal responsibilities and the legal principles applicable to, and the legal consequences of, actions taken by the Special Committee with respect to the offer by the Equity Investors.

     The Special Committee unanimously selected Robinson-Humphrey to serve as its financial advisor for the purpose of advising and assisting the Special Committee in negotiations with the Equity Investors. The Special Committee instructed Robinson-Humphrey to commence its investigation and analysis of the value of the Company and the Initial Proposal.

     During the period from July 15 to July 20, 1998, Robinson-Humphrey reviewed certain financial and other information concerning the Company and met with certain members of the Company's management. On July 21, 1998, Robinson-Humphrey met with the Special Committee and its legal counsel to discuss the preliminary results of its analyses and to obtain further direction from the Special Committee. Representatives of Robinson-Humphrey discussed with the Special Committee the analyses they had performed to produce a range of implied values for the Company's Common Stock. The Special Committee also discussed with Robinson-Humphrey its preliminary findings in connection with Robinson-Humphrey's investigation of the Company and questioned Robinson-Humphrey concerning the assumptions made in connection with its analyses and the facts on which these analyses were based. Robinson-Humphrey explained to the Special Committee the assumptions, methodologies, and relative limits of its analyses.

     At the July 21 meeting, Robinson-Humphrey provided the Special Committee with presentation materials outlining its valuation analyses. A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the July 21 meeting has been filed as an exhibit to the Schedule 13E-3 filed with the Securities and Exchange Commission (the "Commission") in connection with the Merger and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has been so designated in writing upon written request and at the expense of the requesting stockholder or representative.

     Robinson-Humphrey presented its analyses and advised the Special Committee that the $17.50 per share cash offer did not, in Robinson-Humphrey's opinion, give appropriate emphasis to certain valuation factors considered by it. The Special Committee then concluded that it could not recommend to the Board of Directors the original offer of $17.50 per share in cash. The Special Committee concluded not to respond with a specific price counteroffer to the Initial Proposal at that time. Instead, the Special Committee concluded that it would be advisable for Robinson-Humphrey to meet with the Equity Investors to discuss Robinson-Humphrey's analyses in support of a higher price.

     At the July 21, 1998 meeting, the Special Committee also reviewed with King & Spalding the preliminary draft of the Merger Agreement that had been provided by legal counsel for the Equity Investors.

In addition, the Special Committee met with members of management to discuss the Company's historical and projected financial results and opportunities available to the Company to achieve higher levels of internal growth and improved profitability.

     The Special Committee considered the advisability of contacting other potential acquirors regarding their interest in pursuing a transaction with the Company. Robinson-Humphrey reported to the Special Committee that they and King & Spalding had a discussion with Morgan Stanley on July 20, 1998 to review the contacts the Company had over the prior eight months with potentially interested third party acquirors. At that time, the Special Committee determined that it was unlikely that any of these companies would pursue a transaction with the Company. In addition, the Equity Investors had informed the Board of Directors that they did not want their proposal to be used to attempt to generate other bids from third parties. The Special Committee was concerned that if they contacted other bidders at this time, the Equity Investors would withdraw their proposal. Accordingly, the Special Committee determined at this time not to contact other parties, but to attempt to negotiate a higher per share price from the Equity Investors. In addition, the Special Committee instructed Robinson-Humphrey to tell the Equity Investors that the Special Committee required an appropriate "fiduciary out" from the non-solicitation covenant and a reduced "break-up" fee that would not preclude the Special Committee from accepting another acquisition proposal.

     On July 22, 1998, Robinson-Humphrey met telephonically with the Equity Investors to discuss the original offer of $17.50 per share in cash, the amount of the break-up fee, and certain other matters. The Equity Investors informed Robinson-Humphrey that they would review their Initial Proposal and respond to Robinson-Humphrey.

     On July 22, 1998, King & Spalding provided the Equity Investors and McDermott Will & Emery, then legal counsel to the Equity Investors, with comments regarding the terms of the Merger Agreement and entered into negotiations on behalf of the Special Committee with McDermott Will & Emery and the Equity Investors regarding the terms of the Merger Agreement.

     On July 23, 1998, the Equity Investors called Robinson-Humphrey and informed them that they would be prepared to raise their offer to $18.00 per share in cash. However, the Equity Investors informed Robinson-Humphrey that, to offer $18.00 per share in cash, the Equity Investors would be required to further discuss the terms of their financing commitments. Accordingly, the Equity Investors wanted confirmation that $18.00 per share in cash was an amount that the Special Committee thought it would be able to accept prior to the Equity Investors renegotiating their financing commitments.

     On July 24, 1998, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, met to consider the revised $18.00 per share cash offer by the Equity Investors. Robinson-Humphrey indicated that based on the discussions with the Equity Investors, it believed that the $18.00 per share cash offer was the best offer available from the Equity Investors. Because such price was consistent with and supported by Robinson-Humphrey's valuation methodologies as a whole, Robinson-Humphrey indicated that it believed it would be able to deliver an opinion that the $18.00 per share cash price was fair to the Public Stockholders, from a financial point of view. The Special Committee discussed the $18.00 per share cash offer in detail. The Special Committee examined the advantages and disadvantages of continuing to urge the Equity Investors to make an even higher offer, including the Equity Investors' ability to decline to proceed with the transaction if the Special Committee insisted on a higher price, with the result that the Company's stockholders would not receive a substantial premium for their shares. Similarly, the Special Committee again discussed the advantages and disadvantages of contacting other potential acquirors regarding their interest in pursuing a transaction with the Company. Based on Robinson-Humphrey's discussions with the Equity Investors and the valuation analyses presented by Robinson-Humphrey to the Special Committee on July 21, 1998, the Special Committee authorized Robinson-Humphrey to inform the Equity Investors that the Special Committee would be willing to pursue a transaction at $18.00 per share in cash. The Special Committee also authorized King & Spalding to continue to negotiate the terms of the definitive Merger Agreement.

     On July 27, 1998, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, met to consider further the $18.00 per share cash offer by the Equity Investors. Representatives of King & Spalding reviewed again with the members of the Special Committee their legal duties in connection with the consideration of the offer. King & Spalding also reviewed with the Special Committee the terms of the proposed Merger Agreement and the terms of the Equity Investors' commitment letters for the equity and debt financing for the Merger. At the meeting, Robinson-Humphrey then presented an analysis of the $18.00 per share cash offer and concluded that it was prepared to give an opinion that such offer was fair, from a financial point of view, to the Public Stockholders. The Special Committee discussed the $18.00 per share cash offer in detail, and questioned Robinson-Humphrey regarding certain aspects of its valuation methodologies and analyses. Based on the Robinson-Humphrey opinion and the valuation analyses presented by Robinson-Humphrey to the Special Committee during the July 27 meeting, the Special Committee's belief that the $18.00 per share cash price was the best offer available and the other factors described below in "-- The Special Committee's and the Board's Recommendation," the Special Committee unanimously decided to recommend the approval and adoption of the $18.00 per share cash offer. The Special Committee authorized King & Spalding to continue to negotiate the terms of the Merger Agreement with the Equity Investors and McDermott Will & Emery. Immediately after the Special Committee meeting on July 27, 1998, the Board of Directors of the Company met to receive the report of the Special Committee. At this meeting, Mr. Stephenson, Chairman of the Special Committee, gave the report of the Special Committee in which the Special Committee unanimously recommended to the Board of Directors of the Company that the Board accept the $18.00 per share cash offer and approve and adopt the Merger Agreement. At the Board meeting, Robinson-Humphrey also summarized its presentation given to the Special Committee on July 27 for the full Board of Directors of the Company. Following the July 27 Board meeting, representatives of King & Spalding, representatives of McDermott Will & Emery, and the Equity Investors held telephone conferences and meetings to resolve the remaining terms of the proposed Merger Agreement, resulting in a Merger Agreement mutually satisfactory to the Equity Investors and the Special Committee.

     On July 28, 1998, prior to the opening of trading on Nasdaq, the Special Committee met to review with King & Spalding the changes made to the proposed Merger Agreement the prior evening. After discussing the changes, the Special Committee unanimously reaffirmed its recommendation to the Board of Directors to accept the $18.00 per share cash offer and determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders of the Company. Immediately after the Special Committee meeting, the Board of Directors met to review the changes to the Merger Agreement. After discussing the changes and hearing the recommendations of the Special Committee, the Board of Directors unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders and approved the Merger Agreement.

     At the conclusion of the July 28, 1998 meeting, the Company issued a press release announcing that based on the recommendation of the Special Committee the Board of Directors had approved the Equity Investors' merger proposal of $18.00 per share in cash.

     A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the July 27, 1998 meeting has been filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has been so designated in writing upon written request and at the expense of the requesting stockholder or representative. After reviewing an amendment and restatement of the Merger
Agreement, dated               , 1998, Robinson-Humphrey has determined not to
withdraw its fairness opinion as of        , 1998, the full text of which is
attached as Appendix B to this Proxy Statement.

THE SPECIAL COMMITTEE'S AND THE BOARD'S RECOMMENDATION

     Because certain of the CompDent directors will have a financial interest in the Merger, the full Board formed the Special Committee, comprised of the sole disinterested directors, to review and evaluate the proposed transaction. The Special Committee unanimously recommended to the Board that the Merger Agreement be approved and that it be recommended to the stockholders of the Company. Following the unanimous recommendation of the Special Committee, the Board approved the Merger Agreement and recommended that the stockholders of the Company approve the Merger Agreement. In connection with the foregoing, the Special Committee and the Board determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders. In connection with their recommendations, the Special Committee and the Board each adopted the analyses and findings of the Special Committee's financial advisor, Robinson-Humphrey. See "SPECIAL FACTORS -- Opinion of Financial Advisor." The Special Committee and the Board recommend that the stockholders vote "For" the approval of the Merger Agreement.

     The Special Committee met on six occasions between July 14, 1998, and the date of this Proxy Statement, in person or by telephone conference, to consider developments relating to a possible sale of the Company. The Special Committee was assisted in its deliberations by its financial advisor, Robinson-Humphrey, and its legal counsel, King & Spalding. At a meeting held on July 27, 1998, the Special Committee determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders of the Company and recommended that the full Board approve the Merger Agreement. The Special Committee is unaware of any development since its July 27, 1998 meeting that would affect its July 27, 1998 determination, and, accordingly, the Special Committee reconfirms, as of the date of this Proxy Statement, its determination that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Public Stockholders of the Company. Based on the foregoing, the Board also reconfirms, as of the date of this Proxy Statement, its determination that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Public Stockholders of the Company.

     The material factors the Special Committee evaluated in connection with the Merger are described below. Except as noted below, the Special Committee considered the following factors to be positive factors supporting its determination that the Merger is fair and in the best interests of the Public Stockholders. In arriving at its decision, the Special Committee gave the most weight to:

          (i) The Special Committee's view that the Company has experienced increased competition and aggressive pricing by competitors. As a result, internal growth has become more difficult to achieve. In addition, acquisitions have become less attractive because acquisition prices have increased and the Company's reduced stock price has made acquisitions more expensive and dilutive to earnings. These factors resulted in a lower overall growth rate for the Company which had an adverse effect on the market price of the Common Stock and on management's ability to execute the Company's business strategy. In this connection, the Special Committee considered that the Company may be managed more effectively as a private company not subject to pressures from the Public Stockholders and market professionals to grow earnings per share consistently and at the Company's historical double digit rates. In addition, the Committee was concerned that given the reduced market price of the Common Stock, any additional equity incentives which the Company might issue to retain key members of management would have further adverse effects on the market price of the Common Stock. The Special Committee believes that, as a private company, the Company would have greater flexibility to consider business strategies that have long-term benefits (including acquisitions which are often dilutive in the short-term), but that would adversely impact earnings per share and the market price of the Common Stock in the short-term if the Company were public.

          (ii) The belief of the Special Committee that the Merger represents a more desirable alternative than continuing to operate the Company as a public company. In this connection, the Special Committee gave consideration to rejecting the Equity Investors' proposal in favor of maintaining the Company's independence and enabling the Public Stockholders to share in the Company's future earnings and growth potential. However, the Special Committee believes that continuing to operate the Company as an independent entity would subject the Company and its stockholders to delays in implementation or the risk of execution of the Company's business strategy as described above. After evaluating such risk (including the factors described under item (i) above), the Special Committee concluded that, while the Company's business strategy could ultimately prove successful, the risk that the Company will continue to experience significant operating events adversely impacting the performance of the Common Stock justifies a sale of the Company pursuant to the terms of the Merger Agreement. As alternatives to the

     Merger, the Special Committee considered continuing to operate the Company as an independent entity, the implementation of a stock repurchase plan, and the preliminary proposals that are described above under " -- Background of the Merger."

          (iii) Information with respect to the financial condition, results of operations, and business of the Company. The Special Committee focused in particular on projections, which reflected lower revenues and operating income for future periods than had been anticipated prior to fiscal year 1998.

          (iv) The scope of efforts to effect a transaction for the Company, including the number and identity of potential buyers from which indications of interest were received. In this connection, the Special Committee considered that the Company had discussions with the likely strategic partners for the Company and that none of those discussions led to a definitive proposal to acquire the Company or reasonable prospects that a definitive proposal would be forthcoming. The Special Committee determined that based upon the prior discussions, it was unlikely that another bidder would make a definitive proposal to acquire the Company, or that if such a proposal were made, it would result in a transaction that would provide greater value to the Public Stockholders. In addition, the Special Committee considered the fact that the Equity Investors would withdraw their bid if their proposal was used to attempt to generate other bids from third parties.

          (v) Robinson-Humphrey's written opinion delivered to the Special Committee on July 28, 1998, which, after reviewing an amendment to the
     Merger Agreement, dated           , 1998, Robinson-Humphrey decided not to
     withdraw as of           , 1998, that the $18.00 per share in cash to be
     received by the Public Stockholders was fair to such holders from a financial point of view. The full text of the written opinion of Robinson-Humphrey dated July 28, 1998, which sets forth assumptions made, matters considered, and limitations on the review undertaken in connection with its opinion is attached hereto as Appendix B and is incorporated herein by reference. The Special Committee and the Board adopted the analyses and findings of Robinson-Humphrey in their determination that the Merger is fair to the Public Stockholders. The Company's stockholders are urged to and should read such opinion in its entirety. See " -- Opinion of Financial Advisor."

          (vi) The proposed terms and conditions of the Merger Agreement. In particular, the Special Committee considered the fact that the Merger Agreement does not provide for unreasonable termination fees and expense reimbursement obligations which would have the effect of unreasonably discouraging competing bids and that, subject to the satisfaction of certain conditions, the Board would be able to withdraw or modify its recommendation to the stockholders regarding the Merger and enter into an agreement with respect to a more favorable transaction with a third party, if such a transaction becomes available prior to the consummation of the Merger. See "THE MERGER."

          (vii) The market price of the Common Stock, which as recently as January 27, 1998 had traded at $9.56 per share, and the premium over such prices (as well as over the $13.50 per share market price on July 27, 1998) represented by the $18.00 per share in cash to be received by the Public Stockholders in the Merger. In addition, the Special Committee considered Robinson-Humphrey's analyses of the premiums paid in comparable merger transactions which indicated that the average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 33.3%, 34.6% and 22.0%, respectively. See " -- Opinion of Financial Advisor."

          (viii) The financial ability and willingness of the Equity Investors to consummate the Merger. The Merger Agreement conditions the Acquiror's obligations to consummate the Merger on the Acquiror's having obtained financing for the Merger on terms satisfactory to the Acquiror. In this connection, the Special Committee reviewed commitment letters for equity financing supplied by the Equity Investors and by certain members of the Management Group and for debt financing supplied by the Investor Group's lenders. In addition, the Special Committee, through its financial and legal advisors, discussed the proposed financing with the Investor Group and its lenders. Based on the foregoing, the Special Committee did not view as substantial the risk that the financing condition of the Merger Agreement would not be satisfied. See "THE MERGER -- Financing of the Merger."

          (ix) Actual or potential conflicts of interest to which certain officers and directors of the Company and their affiliates are subject in connection with the Merger, as follows:

        - The Special Committee considered that members of the Management Sponsors will own shares of common stock and/or Convertible Preferred
          Stock in the Surviving Corporation, representing approximately      %
          of the Company's fully diluted equity. The Special Committee also considered that the Company will reserve for sale and/or the grant of options to certain members of management shares of common stock of the Surviving Corporation representing 12% of the common equity of the Surviving Corporation, and will also reserve for issuance to employees of the Company, pursuant to future grants of additional options, shares of common stock of the Surviving Corporation representing 3% of the common equity of the Surviving Corporation, a substantial portion of which is anticipated to be granted to the Management Group. The Special Committee further considered that certain members of the Management Group will enter into new employment agreements with the Surviving Corporation replacing their existing employment agreements with the Company, and that such new employment agreements will provide for the payment to them of base salaries, possible annual cash bonuses, and potential severance benefits.

        - The Special Committee considered that the Company has given each of the Management Sponsors an opportunity to roll over a substantial portion of his or her equity investment in the Company into an investment in the Surviving Corporation. The Special Committee considered that the rollover of a substantial portion of the Management Sponsor's current equity investment in the Company would indicate a level of confidence in the Company's prospects that might be inconsistent with the Special Committee's assessment of the risks associated with the Company's future.

        - The Special Committee considered the foregoing conflicts of interest in connection with management's preparation of the Company projections, which reflect a slower rate of growth for the Company and support a significantly lower value for the Company than previously anticipated. While the Special Committee recognized that the conflicts of interest to which the Management Group were subject might be a basis for doubting the reasonableness of the projections, the Special Committee concluded, based on its discussions with the Management Group and other officers and employees of the Company as described above, that management's assumptions underlying the projections are reasonable. The Special Committee considered the Management Group's conflicts of interest in connection with preparation of the projections.

     The Special Committee did not assign relative weights to the factors it considered, and it did not consider any relative weighting to be necessary in reaching its fairness determination.

     The Special Committee noted that approximately 3.4% of the outstanding shares of Common Stock are held by persons who have expressed their intention to vote their shares of Common Stock in favor of the Merger, including all of the members of the Investor Group, the other executive officers of CompDent, and the members of the Special Committee, although no written agreement has been entered into in this regard. The Special Committee also considered that the obligation of the Company to consummate the Merger is not conditioned upon the favorable vote of a majority of the Public Stockholders. Notwithstanding the absence of such a voting requirement, the Special Committee believes that the procedure that was followed in determining the purchase price to be paid to the stockholders of the Company was fair to the Public Stockholders. As described above, the seven person Board of Directors of the Company (a majority of whom are members of the Management Group or are affiliated with the Management Group) appointed as the only members of the Special Committee the three non-employee directors who were independent of the Management Group and granted the Special Committee exclusive authority on behalf of the Board to review, evaluate, and negotiate the transaction proposed by management. The Merger Agreement negotiated by the Special Committee contains provisions that would enable the Board to withdraw or modify its recommendation to the stockholders regarding the Merger and to enter into an agreement with respect to a more favorable transaction with a third party, and contains provisions (without which the Special Committee believes the Equity Investors would not have entered into the Merger Agreement) imposing upon the Company termination fee and expense reimbursement obligations that, in the view of the Special Committee, are reasonable and would not have the effect of unreasonably discouraging competing bids. Further, the stockholders of the Company may dissent from the Merger and be paid cash for the "fair value" of their shares as determined in accordance with Delaware law. Thus, although the Merger is not structured to require approval of a majority of the unaffiliated stockholders, the Special Committee nevertheless believes, as of the date of this Proxy Statement and for the reasons set forth above, the Merger is procedurally fair to the Public Stockholders.

     In considering the fairness of the Merger, the Special Committee and the Board did not consider such factors as the Company's net book value or liquidation value, which are not believed to be indicative of the value of the Company as a going concern. The Company's tangible net book value per share and net book value per share as of June 30, 1998 were ($3.47) and $6.42, respectively, on a fully diluted basis, both substantially below the $18.00 purchase price per share of Common Stock (the "Cash Merger Consideration") to be paid by the Acquiror in the Merger. The Special Committee further believes the Company's liquidation value, which takes into account the appreciated value of the Company's assets, also would be substantially below $18.00 per share.

     Based on the foregoing, the Special Committee unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders and recommended to the Board approval of the Merger Agreement and that it be recommended to the stockholders of the Company. The Board unanimously approved the Merger on July 28, 1998, and after reviewing an amendment and restatement of the Merger
Agreement dated             , 1998 has determined not to withdraw its
recommendation, that the Merger is fair and in the best interests of the Public Stockholders. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE MERGER.

OPINION OF FINANCIAL ADVISOR

     Pursuant to an engagement letter dated July 14, 1998, the Special Committee retained Robinson-Humphrey to act as its financial advisor in connection with the consideration of the possible acquisition by the Acquiror and to render to the Special Committee an opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than the Acquiror and shares held by certain members of the Investor Group (the "Recapitalization Shares")) of the Cash Merger Consideration to be received in the Merger. Robinson-Humphrey was selected as the Special Committee's fairness advisor because of its previous association with the Company, its familiarity with the Company, and its operations and standing as a nationally-recognized investment banking firm which is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other opinions. Based on these qualifications, the Special Committee selected Robinson-Humphrey as its financial advisor and determined that it was unnecessary to interview other investment banking firms.

     Robinson-Humphrey delivered its written opinion to the Special Committee to the effect that the Cash Merger Consideration to be received in the Proposed Transaction is fair to the stockholders of the Company (other than the Acquiror
and the holders of Recapitalization Shares). On             , 1998, Robinson-
Humphrey reconfirmed in writing that its opinion to the Special Committee dated July 28, 1998 has not been withdrawn.

     The full text of Robinson-Humphrey's opinion dated as of July 28, 1998, which sets forth the assumptions made, matters considered, and limits on the review undertaken in connection with the opinion is attached hereto as Appendix
B. The Company's stockholders are urged to carefully read such opinion in its entirety. Robinson-Humphrey's opinion is addressed to the Special Committee, is directed only to the fairness of the Cash Merger Consideration to be received in the Merger by the stockholders of the Company (other than the Acquiror and the holders of the Recapitalization Shares), and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in relation to the Merger. The summary of the opinion of Robinson-Humphrey set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Robinson-Humphrey reviewed and analyzed: (i) the Agreement and Plan of Merger, (ii) publicly available information concerning the Company which Robinson-Humphrey believed to be relevant to its inquiry,
(iii) financial and operating information with respect to the business, operations, and prospects of the Company furnished to Robinson-Humphrey by the Company, (iv) the Dental Health Development Corporation Securities Purchase Agreement dated September 12, 1997, (v) a trading history of the Company's Common Stock from May 26, 1995 to July 24, 1998, and a comparison of that trading history with those of other companies which Robinson-Humphrey deemed relevant, (vi) a comparison of the historical financial results and present financial condition of the Company with those of other companies which were deemed relevant, (vii) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions which Robinson-Humphrey deemed relevant and (viii) certain historical data relating to acquisitions of publicly traded companies, including percentage premiums and price/earnings ratios paid in such acquisitions. In addition, Robinson-Humphrey held discussions with the management of the Company concerning its business, operations, assets, present condition, and future prospects, and undertook such other studies, analyses, and investigation as Robinson-Humphrey deemed appropriate.

     Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information used by Robinson-Humphrey in arriving at its opinion without independent verification. With respect to the financial forecasts of the Company, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Robinson-Humphrey did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. In addition, Robinson-Humphrey was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to the acquisition of all or any portion of the Company's business.

     Robinson-Humphrey's opinion was necessarily based upon market, economic, and other conditions as they may have existed and could be evaluated as of July 28, 1998. In connection with the preparation of its fairness opinion, Robinson-Humphrey performed certain financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by Robinson-Humphrey and deemed to be material, but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to the Company and no merger and acquisition transaction involved companies identical to the Company. An analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the values of companies to which the Company is being compared.

     Certain analyses performed by Robinson-Humphrey utilized financial forecasts for the Company based upon estimates published by equity research analysts in the investment community, including Robinson-Humphrey's equity research analyst.

     The following is a summary of the presentation by Robinson-Humphrey to the Special Committee and Board of Directors on July 27, 1998 in connection with its July 28, 1998 opinion.

     Historical Stock Price Analysis. Robinson-Humphrey analyzed the prices at which the Common Stock of the Company traded subsequent to the Company's initial public offering on May 26, 1995 through July 24, 1998. Robinson-Humphrey observed that the all-time high price for the Common Stock was $51.69 on July 2, 1996, and the all-time low price for the Common Stock was $9.56 on January 27, 1998. During the period from July 24, 1997 through July 24, 1998, Robinson-Humphrey observed that 18.9% of the total trading in the shares of the Company were traded in a price range of $9.00 to $12.80 per share, 43.5% of the shares were traded in a price range of $12.80 to $16.60, 7.9% of the shares were traded in a price range of $16.60 to $20.40 per share and 29.7% were traded in a price range of $20.40 to $28.00 per share. During the period from January 2, 1998 to July 24, 1998, Robinson-Humphrey observed that 10.0% of the total trading in the shares of the Company were traded in a price range of $9.00 to $11.40 per share, 43.8% of the shares were traded in a price range of $11.40 to $13.80 per share, 42.5% of the shares were traded in a price range of $13.80 to $16.20 per share, 3.1% of the shares were traded in a price range of $16.20 to $18.60 per share, and 0.6% of the shares were traded in a price range of $18.60 to $21.00 per share.

     Based on the Cash Merger Consideration of $18.00 per share for the Company, Robinson-Humphrey calculated per share premiums of 33.3%, 34.6%, and 22.0% to the Company's closing stock prices at one trading day, one week, and four weeks prior to the announcement date of the Merger, respectively.

     Comparable Public Company Analysis. Robinson-Humphrey reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and three groups of publicly traded companies. The "Dental Managed Care Companies" included in Robinson-Humphrey's comparable public company analysis were First Commonwealth, Inc., Safeguard Health Enterprises, Inc., and United Dental Care, Inc. The "Dental Practice Management Companies" included in Robinson-Humphrey's comparable public company analysis were American Dental Partners, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Services Corporation, Monarch Dental Corporation, and Pentegra Dental Group, Inc. The "Multi-Market HMO Companies" included in Robinson-Humphrey's comparable public company analysis were Foundation Health Systems, Inc., Humana, Inc., Maxicare Health Plans, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., and United Healthcare Corp. Robinson-Humphrey noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the comparable public companies as of July 24, 1998, the most recent publicly available information for the various companies, and information concerning the projected financial results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values per share of the Company: current market price to (i) latest twelve months ("LTM") earnings per share, (ii) current earnings per share estimates of research analysts as provided by First Call Investor Services, (iii) current earnings per share estimates of the Company's management and (iv) book value, and firm value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to (a) LTM revenues, (b) LTM earnings before interest and taxes ("EBIT"), and (c) LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA").

     Robinson-Humphrey averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.

     Robinson-Humphrey applied the valuation multiples for the group of Dental Managed Care Companies to the Company's: (i) LTM earnings per share, (ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts, (iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and
(vii) LTM EBITDA. Based upon the average valuation multiples for the group of Dental Managed Care Companies, Robinson-Humphrey calculated a range of implied equity values from $5.23 per share to $20.22 per share, with an average implied equity value of $13.42 per share for the Company.

     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the valuation multiples of the group of Dental Managed Care Companies to the financial results of the Company's dental managed care business and by applying the valuation multiples of the group of Dental Practice Management Companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average valuation multiples for the group of Dental Managed Care Companies to the Company's (i) projected 1998 and 1999 net income for the dental managed care business as estimated by the Company's management and (ii) LTM EBITDA for the dental managed care business, and the average valuation multiples for the group of Dental Practice Management Companies to the Company's (i) projected 1998 and 1999 net income for the dental practice management business as estimated by the Company's management and (ii) LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.63 per share to $18.83 per share, with an average implied equity value of $14.84 per share for the Company.

     In addition, Robinson-Humphrey applied the valuation multiples for the group of Multi-Market HMO Companies to the Company's (i) LTM earnings per share,
(ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts,
(iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Multi-Market HMO Companies, Robinson-Humphrey calculated a range of implied equity values from $1.31 per share to $35.24 per share, with an average implied equity value of $19.66 per share for the Company.

     Analysis of Selected Merger and Acquisition Transactions. Robinson-Humphrey reviewed and analyzed 14 pending and completed merger and acquisition transactions involving dental managed care companies since December 1994. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For each acquisition, Robinson-Humphrey calculated purchase price as a multiple of (i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT and
(iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for the selected merger and acquisition transactions involving dental managed care companies in order to apply these multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $12.42 per share to $37.38 per share, with an average implied equity value of $18.73 per share for the Company.

     For the five merger and acquisition transactions involving dental managed care companies for which projected financial information at the time of the transaction was available, Robinson-Humphrey calculated transaction firm value as a multiple of (i) projected revenues, (ii) projected EBIT and (iii) projected EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving dental managed care companies in order to apply such multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $8.85 per share to $12.43 per share, with an average implied equity value of $11.19 per share for the Company.

     Robinson-Humphrey reviewed and analyzed the pending acquisition of United Dental Care, Inc. ("United Dental Care") by Protective Life Corporation. Robinson-Humphrey calculated purchase price as a multiple of (i) LTM earnings per share and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, (iii) LTM EBITDA, and
(iv) members, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon the transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $9.19 per share to $57.39 per share, with an average implied equity value of $20.33 per share for the Company. Robinson-Humphrey also noted that the multiple of firm value to members in the United Dental Care acquisition implied an equity value of $14.06 per share for the Company.

     For the pending acquisition of United Dental Care, Robinson-Humphrey also calculated purchase price as a multiple of projected 1998 and 1999 earnings per share, transaction firm value as a multiple of projected 1998 and 1999 revenues, EBIT and EBITDA, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon these transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $10.35 per share to $29.37 per share, with an average implied equity value of $20.35 per share for the Company.

     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the multiples for transactions involving dental managed care companies to the financial results for the Company's dental managed care business and by applying the multiples from 14 transactions involving dental practice management companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average transaction multiples for the transactions involving dental managed care companies to the Company's LTM revenues and LTM EBITDA for the dental managed care business and the average transaction multiples for the transactions involving dental practice management companies to the Company's LTM revenues and LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.97 per share to $22.39 per share, with an average implied equity value of $17.18 per share for the Company.

     In addition, Robinson-Humphrey reviewed and analyzed 34 pending and completed mergers and acquisitions involving HMO companies since March 1993. For each transaction, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving HMO companies in order to apply these multiples to the Company's values. Based upon the multiples from these selected transactions involving HMO companies, Robinson-Humphrey calculated a range of implied equity values from $10.93 per share to $30.35 per share, with an average implied equity value of $24.99 per share for the Company.

     For the eight transactions involving HMO companies that were publicly traded, Robinson-Humphrey calculated purchase price as a multiple of projected earnings per share, as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date, and calculated the implied transaction premiums one day, one week, and four weeks prior to the announcement date. Robinson-Humphrey averaged the transaction multiples and premiums paid for these selected transactions in order to apply these multiples to the Company's values. Based upon the average transaction multiples and premiums paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $16.44 per share to $22.04 per share, with an average implied equity value of $18.74 per share for the Company.

     Further, Robinson-Humphrey reviewed average and median transaction premiums and price to earnings multiples paid in corporate acquisitions in general occurring from 1992 through 1996. From the annual averages, Robinson-Humphrey calculated five-year average transaction premiums and price to earnings multiples in order to apply these premiums and multiples to the Company's values. Based upon these average transaction premiums and price to earnings multiples, Robinson-Humphrey calculated a range of implied equity values from $17.47 per share to $27.43 per share, with an average implied equity value of $21.20 per share for the Company.

     Transaction Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for 141 mergers and acquisitions of publicly traded companies with transaction values in the range of $100 million to $300 million during the period from July 24, 1997 to July 24, 1998. The average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 23.8%, 29.9%, and 37.3%, respectively. Based upon these transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $16.40 per share to $20.25 per share, with an average implied equity value of $18.01 per share for the Company.

     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using the Company's financial projections for 1999 through 2003 to estimate the net present equity value per share for the Company. Robinson-Humphrey calculated a range of net present values of the Company's free cash flows (defined as projected earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for 1999 through 2003 using discount rates ranging from 11% to 16%. Robinson-Humphrey calculated a range of net present values of the Company's terminal values using the same range of discount rates and multiples ranging from 6.0x to 12.0x projected 2003 EBIT and also using the same range of discount rates and multiples ranging from 5.0x to 9.0x projected 2003 EBITDA. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After adding the Company's cash and cash equivalents and deducting the Company's debt as of June 30, 1998, Robinson-Humphrey calculated a range of net present equity values for the Company of $11.44 per share to $29.22 per share based upon terminal values of EBIT multiples and a range of net present equity values for the Company of $10.78 per share to $24.93 per share based upon terminal values of EBITDA multiples. Using a mid-range discount rate of 13% and terminal value multiples of 8.0x projected 2003 EBIT and 6.5x projected 2003 EBITDA, Robinson-Humphrey calculated net present equity values for the Company of $17.84 per share and $16.44 per share, respectively.

     Analysis of Dental Health Development Corporation. On September 12, 1997, the Company, GTCR, and certain other parties invested in DHDC, a Delaware corporation which engages in the development of start-up dental facilities. Robinson-Humphrey analyzed and reviewed certain of the Company's commitments and options relating to DHDC. The Company has a commitment to provide $10.0 million of capital equipment funding for DentLease Inc. ("DentLease") over a 42 month period ending February 28, 2001. As of June 30, 1998, the Company had funded approximately $6.0 million of the $10.0 million DentLease funding commitment. The Company also has an option to redeem the outstanding shares of DHDC Series A Preferred Stock and Class A Common Stock held by GTCR, which would result in the redemption of certain purchase options that the GTCR Partnership has on the Company's 49% equity interest in DHMI and on certain equipment held by DentLease, which the GTCR Partnership can exercise for nominal consideration (the "GTCR Option"). In order to redeem the GTCR Option, the Company must redeem the approximately $10 million of DHDC Series A Preferred Stock and Class A Common Stock beginning on February 28, 2001, and ending on September 12, 2004, at a price equal to the principal invested plus all accrued and unpaid dividends. Dividends on each share of DHDC Series A Preferred Stock accrue at a compound rate of 31% per annum beginning September 12, 1997, the date of the initial investment. Robinson-Humphrey estimated the cost to the Company of extinguishing its capital funding commitment and redeeming the GTCR Option to range from $0.75 per share to $2.08 per share of Common Stock. Robinson-Humphrey believed the cost to extinguish its capital funding commitment and redeeming the GTCR Option should be added to the Cash Merger Consideration in order to evaluate the total consideration to be received by the Company's stockholders in the Merger. Therefore, in assessing the fairness, from a financial point of view, of the Cash Merger Consideration to be received by the Company's stockholders in the Merger, Robinson-Humphrey considered the cost to extinguish its capital funding commitment and redeeming the GTCR Option in addition to the $18.00 per share in cash to be received by the Company's stockholders in the Merger.

     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Robinson-Humphrey believes that the summary set forth above and their analyses must be considered as a whole and that selecting only portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Robinson-Humphrey based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The preparation of fairness opinions does not involve a mathematical weighing of the results of the individual analyses performed, but requires Robinson-Humphrey to exercise its professional judgement, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Robinson-Humphrey was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Robinson-Humphrey did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Robinson-Humphrey considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole.

     Under the terms of the Company's engagement letter with Robinson-Humphrey, the Company has paid Robinson-Humphrey a retainer of $50,000 and a fee of $500,000 for the preparation and delivery of its fairness opinion. If the Merger is consummated, an additional transaction fee of approximately $588,000 will be paid to Robinson-Humphrey. The Company has agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Robinson-Humphrey against certain liabilities, including certain liabilities under the federal securities laws.

     Robinson-Humphrey was engaged by the Company (i) as a co-managing underwriter in the Company's August 1995 public offering of Common Stock for which Robinson-Humphrey received underwriting commissions of approximately $587,075, (ii) as placement agent for DHDC's September 1997 private placement of securities for which Robinson-Humphrey received $450,000 in placement fees, and
(iii) as a financial advisor to the Company in connection with four of the Company's acquisitions since January 1, 1996, for which Robinson-Humphrey received approximately $795,000 in fees. In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey actively trades in the equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or a short position in such securities. In addition, RH Capital Partners, L.P., an affiliate of Robinson-Humphrey ("RH Capital"), purchased $500,042 of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. This represents 5% of the total outstanding Series A Preferred Stock and Class A Common Stock of DHDC. RH Capital's investment is passive in nature and RH Capital does not have the right to nominate any representatives to the DHDC Board of Directors. Pursuant to the terms of the Series A Preferred Stock, RH Capital has the contractual right to receive a fixed, compound annual return of 31% on its investment in the Series A Preferred Stock. RH Capital has agreed to resell its
investment in DHDC to the GTCR Partnership prior to the Merger for $          ,
which is equal to the original cost of this investment plus the accrued dividends thereon. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially deliver an opinion to the Special Committee with respect to the fairness of the Merger from a financial point of view.

PURPOSE AND REASONS OF THE INVESTOR GROUP FOR THE MERGER

     The purpose of the Investor Group for engaging in the transactions contemplated by the Merger Agreement is to acquire 100% ownership of the Company. The Investor Group believes that as a private company CompDent will have greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. This assessment by the Investor Group is based upon publicly available information regarding the Company, the Investor Group's due diligence investigation of the Company, and the Investor Group's experience in investing in companies in the dental managed care industry. While the Investor Group believes that there will be significant opportunities associated with its investment in the Company, there are also substantial risks that such opportunities may not be fully realized.

     As a result of the Merger, the TA Fund will acquire, for an investment of
up to approximately $          million, approximately      % of the equity
interest in the Company; the GTCR Partnership will
acquire, for an investment of up to approximately $       million and a
contribution of its equity interest in DHDC with an agreed upon value of
$          , approximately      % of the equity interest in the Company; the NMS
Partnership will acquire, for an investment of up to approximately $3.0 million,
approximately           % of the equity interest in the Company; the Management
Group will acquire for an investment of up to approximately $          million,
approximately      % of the equity interest in the Company; and the Other
Investors will acquire, for an investment of up to approximately $
million, approximately      % of the equity interest in the Company. A portion
of the Investor Group's investment in the Acquiror will result from the exchange of CompDent Common Stock for securities of the Surviving Corporation so that the transaction may be accounted for as a recapitalization for accounting purposes. Certain members of the Management Group and the Other Investors will also receive the Cash Merger Consideration for the remainder of their investment in the Company on the same terms as other stockholders and will receive a cash payment for the aggregate unrealized value of their outstanding stock options.

POSITION OF THE INVESTOR GROUP AS TO FAIRNESS OF THE MERGER

     Each member of the Investor Group has considered the analyses and findings of the Special Committee and the Board (described in detail in "-- The Special Committee's and the Board's Recommendation") with respect to the fairness of the Merger to the Public Stockholders of the Company. As of the date of this Proxy Statement, each member of the Investor Group adopts the analyses and findings of the Special Committee and the Board with respect to the fairness of the Merger and believes that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Company's Public Stockholders; provided that no opinion is expressed as to the fairness to any stockholder making an investment in the Surviving Corporation. No member of the Investor Group makes any recommendation as to how the Company's stockholders should vote on the Merger Agreement. The Equity Investors and the Other Investors have financial interests in the Merger and the members of the Management Group have financial and employment interests in the Merger. See
" -- Conflicts of Interest."

CONFLICTS OF INTEREST

     In considering the recommendations of the Board with respect to the Merger, stockholders should be aware that certain officers and directors of CompDent, as well as certain investors in CompDent, have interests in connection with the Merger which may present them with actual or potential conflicts of interest as summarized below. The Special Committee and the Board were aware of these interests and considered them among the other matters described under " -- The Special Committee's and the Board's Recommendation." The Special Committee considered the Management Group's conflicts of interest to be a negative factor in its determination that the Merger is fair and in the best interests of the Public Stockholders, even though the compensation and benefits payable to members of the Management Group are intended to provide a substantially equivalent amount of compensation and benefits as they are currently entitled to receive from the Company.

     Post-Merger Ownership and Control of the Surviving Corporation. It is anticipated that immediately after the Merger the following individuals and entities will beneficially own the number of shares of common stock and the number of shares of Convertible Preferred Stock of the Surviving Corporation shown in the following table.

                                 NUMBER OF SHARES      PERCENTAGE OF      NUMBER OF SHARES OF     PERCENTAGE OF
                                 OF COMMON STOCK        COMMON STOCK        PREFERRED STOCK      PREFERRED STOCK
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED   BENEFICIALLY OWNED   BENEFICIALLY OWNED    BENEFICIALLY OWNED
------------------------        ------------------   ------------------   -------------------   ------------------
Golder, Thoma, Cressey, Rauner
  Fund V, L.P.................
GTCR Associates V.............
TA/Advent VIII L.P............
Advent Atlantic and Pacific
  III.........................
TA Executives Fund LLC........
TA Investors LLC..............
NMS Capital, L.P..............
David R. Klock................
Phyllis A. Klock..............
Bruce A. Mitchell.............
Keith J. Yoder................
Joseph A. Ciffolillo..........

     Following consummation of the Merger, the members of the Management Group will continue as the executive officers of the Surviving Corporation, and David Klock and Phyllis Klock will serve on the Board of Directors of the Surviving Corporation. It is anticipated that the Board of Directors of the Surviving Corporation will consist of seven members and will be comprised of David Klock, Phyllis Klock, Donald Edwards (as a designee of the GTCR Partnership), Roger Kafker (as a designee of the TA Fund), and up to three outside directors to be determined at a later time.

     The Management Group. After consummation of the Merger, members of the Management Group will own shares of Convertible Preferred Stock and/or common stock of the Surviving Corporation and/or options to purchase shares of common
stock of the Surviving Corporation, representing approximately      % of such
shares expected to be then issued and outstanding (assuming exercise of such options). Certain of these Shares will be subject to vesting restrictions. Shares of Common Stock held by the Management Group that are not exchanged will be converted into the right to receive the same Cash Merger Consideration as shares of Common Stock held by other stockholders of the Company. The Surviving Corporation will also reserve for issuance, pursuant to future grants of additional options, shares of common stock of the Surviving Corporation representing 3% of the common equity of the Surviving Corporation. It is contemplated that members of the Management Group will receive a substantial portion of such option grants.

     Cash Payments to Management Group and Other Investors. At the closing of the Merger, all outstanding options to purchase Common Stock which are vested will be cashed out in accordance with the terms of the Merger Agreement. All options that are not vested will be canceled in accordance with their terms or the applicable option plan. See "THE MERGER -- Cash-Out of CompDent Stock
Options." As of           , 1998, there were vested options outstanding to
purchase an aggregate of 620,750 shares of Common Stock, of which 442,250 have an exercise price per share of less than $18.00. The following table sets forth information as of the date of this Proxy Statement as to the shares of Common Stock and the options to purchase shares of Common Stock held by members of the Management Group and the Other Investors for which cash payments will be received upon consummation of the Merger.

                                                                                AMOUNT OF CASH TO
                                                        SHARES NOT               BE RECEIVED FOR
INVESTOR GROUP MEMBER                                    EXCHANGED              SHARES EXCHANGED
---------------------                                   ----------              -----------------


                                                                                  TOTAL AMOUNT OF
                                                          SHARES                CASH TO BE RECEIVED
                                                        UNDERLYING               UPON CONSUMMATION
INVESTOR GROUP MEMBER                                  STOCK OPTIONS               OF THE MERGER
---------------------                                  -------------            -------------------


     Grant of New Options to the Management Group. The Board of Directors of the Surviving Corporation will reserve shares of common stock representing 3% of the common equity of the Surviving Corporation for the grant of stock options (the "New Options") to certain employees. The New Options are currently expected to either vest in equal portions annually over five years following the date of grant or vest upon the achievement of certain performance-based criteria. The New Options are subject to a number of other conditions.

     The New Options will be granted as follows:

     - the Management Group will receive between      % and      % of the New
       Options upon consummation of the Merger;

     - other key employees of the Company will receive approximately      % of
       the remaining New Options upon consummation of the Merger; and

     - the approximately      % of the remaining New Options will remain
       available for grant to future employees of CompDent.

     No determination has yet been made as to the number of New Options to be granted to any individual.

     "Change in Control" Payments to the Management Group. The consummation of the Merger will constitute a "change in control" of the Company triggering certain continuation bonus payment obligations pursuant to the terms of the respective employment agreements between the Company and each of David R. Klock and Phyllis A. Klock. It is proposed that each such individual waive any rights and forego any continuation bonus payments that such individual may have under his or her current employment agreement or that he or she might otherwise be entitled to upon a "change in control" of the Company in consideration of payments which would be received pursuant to the new employment agreements described below. If they do not agree to forego such payments, then David R. Klock and Phyllis A. Klock would be entitled to receive, among other compensation and benefits, $1,000,000 and $750,000, respectively, under their current employment agreements upon the occurrence of a "change in control" if they agree (i) to remain employed by the Company until the first anniversary of the consummation of the "change in control" and (ii) to be bound for an extended period of time by certain noncompetition provisions and (iii) provide certain consulting services to the Company. In addition, certain other members of the Management Group would be entitled to severance payments pursuant to the their respective employment agreements with the Company upon an involuntary termination of employment following a "change in control". Because the Merger will constitute a "change in control," it is proposed that each of these members agree to amend their employment agreements to remove their respective "change in control" provisions.

     New Employment Agreements with the Management Group. It has been proposed that the employment agreements that certain members of the Management Group currently have with the Company be terminated upon consummation of the Merger, at which time, such members of the Management Group would enter into new employment agreements with the Surviving Corporation. The principal such proposed new employment agreements are as follows:

          - each agreement would have a term of                years, unless
            terminated or not renewed in accordance with the agreement's terms;

          - each agreement would provide for compensation consisting of base salary and a potential cash bonus (the eligibility formula for which
            is intended to be based on                ); and

          - each agreement would provide for a severance payment in the event of termination by the Company without cause or resignation by the
            employee for good reason, consisting of                years'
            payment of base salary and bonus and continuation of normal health and life insurance, retirement, and other benefits.

     It is proposed that the initial base salaries for David R. Klock, Phyllis
A. Klock, Bruce A. Mitchell, and Keith J. Yoder pursuant to their new employment agreements with the Surviving Corporation would be $250,000, $215,000, $200,000, and $200,000, respectively. The potential annual cash bonuses for each of the members of the Management Group pursuant to each of their employment agreements would be at the discretion of the Compensation Committee of the Board of Directors.

     Interests in Dental Health Development Corporation. Phyllis Klock and Bruce Mitchell own 700 and 500 shares of Class B Common Stock of DHDC, respectively. It is expected that these shares will be exchanged for a nominal number of shares of common stock and/or Convertible Preferred Stock of the Surviving Corporation following the closing of the Merger.

     Stockholders' Agreement. Members of the Investor Group are expected to enter into a stockholders' agreement that will restrict the ability of each member to transfer the shares of capital stock of CompDent to be owned by them and create certain other rights and obligations with respect to such shares.

     Indemnification and Insurance. The Merger Agreement requires that CompDent provide indemnification, to the full extent permitted by applicable law, to its current and former officers and directors (including members of the Special Committee) against liabilities (including reasonable attorneys' fees) relating to actions or omissions arising out of their being a director, officer, employee, or agent of the Company at or prior to the closing of the Merger (including the transactions contemplated by the Merger Agreement). In addition, CompDent is obligated for a period of six years from the closing of the Merger to continue in effect directors' and officers' liability insurance with respect to matters occurring prior to the closing of the Merger, which insurance must contain terms and conditions no less advantageous than are contained in the Company's current directors' and officers' liability insurance policy, provided that the Company is not obligated to expend annually more than 125% of the current cost of such coverage.

     The Other Investors.  After consummation of the Merger, the Other Investors
may be deemed to beneficially own approximately      % of the shares of common
stock and Convertible Preferred Stock of the Surviving Corporation expected to be then issued and outstanding. Joseph A. Ciffolillo, a director of the Company
and a member of the Other Investors will        . At the closing of the Merger,
Mr. Ciffolillo will receive a cash payment of           for the aggregate
unrealized gain on his stock options to purchase shares of Common Stock.

     Robinson-Humphrey. Robinson-Humphrey was engaged by the Company (i) as a co-managing underwriter in the Company's August 1995 public offering of Common Stock for which Robinson-Humphrey received underwriting commissions of approximately $587,075, (ii) as placement agent for DHDC's September 1997 private placement of securities for which Robinson-Humphrey received $450,000 in placement fees, and (iii) as a financial advisor to the Company in connection with four of the Company's acquisitions since January 1, 1996, for which Robinson-Humphrey received approximately $795,000 in fees. In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey actively trades in the equity securities of the Company for its own account and for the accounts of its customers and accordingly, may at any time hold a long or a short position in such securities. In addition, RH Capital, an affiliate of Robinson-Humphrey, purchased $500,042 of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. This represents 5% of the total outstanding Series A Preferred Stock and Class A Common Stock of DHDC. RH Capital's investment is passive in nature and RH Capital does not have the right to nominate any representatives to the DHDC Board of Directors. Pursuant to the terms of the Series A Preferred Stock, RH Capital has the contractual right to receive a fixed, compound annual return of 31% on its investment in the Series A Preferred Stock. RH Capital has agreed to resell its investment in DHDC to the
GTCR Partnership prior to the Merger for $          , which is equal to the
original cost of this investment plus the accrued dividends thereon. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially deliver an opinion to the Special Committee with respect to the fairness of the Merger from a financial point of view.

     Special Committee. The Special Committee, which met six times from July 1998 through the date of this Proxy Statement, will receive no additional compensation in connection with these committee meetings. Members of the Special Committee will be entitled to certain indemnification rights and to directors' and officers' liability insurance which will be continued by CompDent following the Merger as provided for by the Merger Agreement for the current and former officers and directors of the Company. Under the terms of the Merger Agreement, the options held by the members of the Special Committee will be terminated and each holder thereof will receive an amount in cash equal to the aggregate unrealized gain on such options on the same basis as other holders of CompDent stock options.

     Mr. Stephenson owns 1,000 shares of Common Stock, Mr. Hertik owns no shares of Common Stock, and Dr. Scott owns no shares of Common Stock. Upon consummation of the Merger, these shares will be canceled in exchange for the Cash Merger Consideration. In addition, each of the Special Committee members owns options to purchase shares of Common Stock. Accordingly, upon consummation of the Merger, the members of the Special Committee will receive the following cash payments: Mr. Stephenson will receive $315,198 for the aggregate unrealized gain on his stock options and $18,000 for his shares of Common Stock, for a total cash payment of $333,198. Mr. Hertik will receive $362,198 for the aggregate unrealized gain on his stock options. Dr. Scott will not receive any cash payment.

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the entire equity interest in the Company will be owned by the Investor Group. The Public Stockholders will no longer have any interest in, and will not be stockholders of, CompDent, and therefore, will not participate in CompDent's future earnings and potential growth. Instead, the Public Stockholders will have the right to receive $18.00 in cash, without interest, for each share held (other than shares in respect of which appraisal rights have been perfected). An equity investment in the Company following the Merger involves substantial risk resulting from the limited liquidity of any such investment and the leverage resulting from the future borrowings that will be required to purchase the Common Stock from the Public Stockholders and to fund the capital expenditures and acquisitions necessary to execute the Company's business strategy. Nonetheless, if the Company successfully executes its business strategy, the value of such an equity investment could be considerably greater than the original cost thereof. See " -- Conflicts of Interest" and "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."

     In addition, the Common Stock will no longer be traded on Nasdaq and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will terminate; however, American Prepaid Professional Services, Inc., a wholly owned subsidiary of CompDent, which will change its name to CompDent Benefit Corporation, Inc. at the closing of the Merger ("American Prepaid"), may begin to file periodic financial and other information with the Commission in connection with certain debt securities which may be issued at the closing of the Merger. See "-- Financing of the Merger."

FINANCING OF THE MERGER

     It is estimated that approximately $          million will be required to
consummate the Merger and pay related fees and expenses. This sum will be
provided by (i) a cash investment of up to approximately $          million from
currently available funds by the Equity Investors, (ii) a contribution by the GTCR Partnership of its equity interest in DHDC for an agreed upon value of
$          , (iii) an exchange by the Management Sponsors of approximately
$          million in Common Stock, (iv) a cash investment of approximately
$          million in by the Other Management Investors, (v) a cash investment
of approximately $          million by the Other Investors and an exchange by
the Other Investors of approximately $          million in Common Stock, (vi)
the sale by American Prepaid of $100 million of senior subordinated notes (the "Senior Subordinated Notes"), (vii) up to $55 million of a $75 million secured credit facility of American Prepaid with senior lenders (the "American Prepaid Credit Facility"), including a $20 million revolving credit facility and term loans of $55 million in two separate tranches ($40 million in Tranche A and $15 million in Tranche B), and (viii) a $20 million credit facility of DHMI with senior lenders (the "DHMI Credit Facility") consisting solely of a term loan. The Equity Investors have entered into commitment letters to provide the equity financing to the Acquiror. In addition, the Equity Investors have received financing letters from NationsBank, N.A. ("NationsBank") to provide the American Prepaid Credit Facility and the DHMI Credit Facility, which letters are subject to numerous conditions. These financing letters are filed as exhibits to the Company's Schedule 13E-3.

     American Prepaid expects to issue the Senior Subordinated Notes in a private placement for resale pursuant to Rule 144A under the Securities Act of 1933, as amended. If such notes have not been issued at the time of the Merger, the Company intends to cause NationsBridge, L.L.C. ("NationsBridge") to make a certain bridge loan (the "Bridge Loan"), and thereafter utilize the proceeds of a future issuance of such senior subordinated notes to refinance the Bridge Loan. The Equity Investors have received a financing letter from NationsBridge, L.L.C. to provide the Bridge Loan, which letters are subject to numerous conditions. Borrowings under the American Prepaid Credit Facility will be secured by (i) 100% of the outstanding common stock of American Prepaid and each of the existing or subsequently acquired or organized subsidiaries of American Prepaid (except in the case of foreign subsidiaries, where the pledge of such common stock to be limited to 65%) and (ii) all present and future intercompany notes evidencing indebtedness between American Prepaid and its subsidiaries. The American Prepaid Credit Facility will be guaranteed by the Surviving Corporation and all existing or subsequently acquired or organized domestic subsidiaries of American Prepaid, except to the extent that (i) issuing any such guarantee by any such subsidiary is subject to regulatory restriction and approval and (ii) any such subsidiary is not required to guarantee the Bridge Loan. The DHMI Credit Facility will be guaranteed by the Equity Investors. The revolving credit facility under the American Prepaid Credit Facility will terminate five and one-half years after the closing of the Merger, and the term loans under the American Prepaid Credit Facility will mature on a non pro-rata basis between the twelfth and seventy-eighth month following the closing of the Merger, subject to mandatory amortization prior to maturity from excess cash flow and certain other sources. The term loans under the DHMI Credit Facility will mature on the third anniversary of the closing of the Merger, subject to mandatory amortization prior to maturity from excess cash flow and certain other sources.

     Interest on borrowings under the revolving credit facility and the Tranche A term loans under the American Prepaid Credit Facility will, in the event a LIBOR pricing option is exercised, range from 1.75% to 2.5% over LIBOR, and, in the event an alternate base rate pricing option is exercised, range from .75% to 1.5% over the alternate base rate. Interest on borrowings under the Tranche B term loans under the American Prepaid Credit Facility will, in the event a LIBOR pricing option is exercised, range from 2.25% to 2.75% over LIBOR, and, in the event an alternate base rate pricing option is exercised, range from 1.25% to 1.75% over the alternate base rate. Interest on borrowings under the DHMI Credit Facility will, in the event a LIBOR pricing option is exercised, be LIBOR plus
 .75%, and, in the event an alternate base rate pricing option is exercised, be the alternate base rate plus .25%. Closing of the foregoing financings is subject to the satisfaction of numerous conditions.

     The commitment letters from NationsBank and NationsBridge are subject to certain conditions to funding, including certain financial tests and ratios and other customary conditions. At the time of entering into the Merger Agreement, the Company expected that it would not significantly exceed the levels required by these financial tests. The Company continues to evaluate its financial performance and believes that it will be able to meet the financial tests but that its ability to meet these tests will be very sensitive to its financial performance up until the closing of the Merger. In recent communications with the Acquiror, NationsBank and NationBridge have advised the Acquiror that it will continue to review the Company's financial results, but it does not intend to waive the condition that these financial tests or any conditions to closing be satisfied at the time of funding the related credit facilities and the Bridge Loan.

CONDUCT OF COMPDENT'S BUSINESS AFTER THE MERGER

     The Investor Group is continuing to evaluate CompDent's business, practices, operations, properties, corporate structure, capitalization, management, and personnel and will discuss what changes, if any, will be desirable. Subject to the foregoing, the Investor Group expects that the day-to-day business and operations of CompDent will be conducted substantially as they are currently being conducted by CompDent. The Investor Group does not currently intend to dispose of any assets of CompDent, other than in the ordinary course of business. Additionally, the Investor Group does not currently contemplate any material change in the composition of CompDent's current management or personnel, although after the Merger, the Board will consist of David Klock, Phyllis Klock, Donald Edwards (as a designee of the GTCR Partnership), Roger Kafker (as a designee of the TA Fund) and up to three outside directors to be determined at a later time.

                              THE SPECIAL MEETING

DATE, TIME, AND PLACE OF THE SPECIAL MEETING

     The Special Meeting of CompDent will be held on           , 1998, at 10:00
a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia.

PROXY SOLICITATION

     This Proxy Statement is being solicited by the Company. All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Surviving Corporation. Officers, directors, and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. In addition, the Company has retained MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus expenses. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement and the accompanying proxy card are being mailed to
stockholders on or about           , 1998.

RECORD DATE AND QUORUM REQUIREMENT

     The Common Stock is the only outstanding voting security of the Company.
The Board has fixed the close of business on           , 1998 as the Record Date
for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Each holder of record of Common Stock at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. At the close of business on the Record Date, there were shares of Common Stock issued and outstanding held by
               holders of record and by approximately                persons or
entities holding in nominee name.

     The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

VOTING PROCEDURES

     Approval of the Merger Agreement, which is attached as Appendix A hereto, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against approval. Brokers and, in many cases, nominees will not have discretionary power to vote on the proposal to be presented at the Special Meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote. A broker non-vote will have the same effect as a vote against the Merger.

     Under Delaware law, holders of Common Stock who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares as finally determined under such procedures, which may be more or less than the consideration to be received by other stockholders of CompDent under the terms of the Merger Agreement. Failure to follow such procedures precisely may result in loss of appraisal rights. See "RIGHTS OF DISSENTING STOCKHOLDERS."

VOTING AND REVOCATION OF PROXIES

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of CompDent an instrument revoking it, (ii) submitting a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Secretary of CompDent will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, will be voted to approve the Merger and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Special Meeting or any adjournment thereof.

     The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Special Meeting.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

     The effective time of the Merger, which shall be the date and time of filing of Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. Detailed instructions with regard to the surrender of Common Stock certificates, together with a letter of transmittal, will be forwarded to stockholders by the Company's paying agent, (the "Paying Agent"), promptly following the Effective Time. Stockholders should not submit their certificates to the Paying Agent until they have received such materials. The Paying Agent will send payment of the Cash Merger Consideration to stockholders as promptly as practicable following receipt by the Paying Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. Stockholders should not send any certificates at this time. See "THE MERGER -- Conditions."

OTHER MATTERS TO BE CONSIDERED

     The Company's Board of Directors is not aware of any other matters which will be brought before the Special Meeting. If, however, other matters are presented, proxies will be voted in accordance with the discretion of the holders of such proxies.

                                   THE MERGER

TERMS OF THE MERGER AGREEMENT

     General. The Merger Agreement provides that subject to satisfaction of certain conditions, the Acquiror will be merged with and into CompDent, and that following the Merger, the separate existence of the Acquiror will cease and CompDent will continue as the Surviving Corporation. At the Effective Time, and subject to the terms and conditions set forth in the Merger Agreement, each share of issued and outstanding Common Stock (other than shares as to which appraisal rights are properly perfected and not withdrawn, shares held by the Acquiror, and shares held by certain members of the Management Group (the "Recapitalization Shares")), will, by virtue of the Merger, be canceled and converted into the right to receive $18.00 in cash, without interest (the "Cash Merger Consideration"). As a result of the Merger, the Common Stock will no longer be publicly traded and the equity of the Surviving Corporation will be 100% owned by the Investor Group.

     The terms of and conditions to the Merger are contained in the Merger Agreement which is included in full as Appendix A to this Proxy Statement and is incorporated herein by reference. The discussion in this Proxy Statement of the Merger and the summary description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the more complete information set forth in the Merger Agreement.

     Merger Consideration. Upon consummation of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned by CompDent or any of its subsidiaries or by the Acquiror and Recapitalization Shares and dissenting shares) will be converted into the right to receive the Cash Merger Consideration, upon surrender and exchange of the certificate or certificates which immediately prior to the Effective Time evidenced Common Stock (the "Certificate(s)"). All such shares of Common Stock, when converted (the "Shares"), will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each Certificate previously evidencing such Shares will thereafter represent only the right to receive the Cash Merger Consideration.

     As holders of Recapitalization Shares, the Management Sponsors will in the aggregate have 200,000 shares of Common Stock converted in the Merger into (i)
               shares of common stock of the Surviving Corporation and (ii) shares of Convertible Preferred Stock of the Surviving
Corporation. In addition, certain other stockholders of the Company, as holders
of Recapitalization Shares, will in the aggregate have                shares of
Common Stock converted in the Merger into (i)                shares of common
stock of the Surviving Corporation and (ii)                shares of Convertible
Preferred Stock of the Surviving Corporation.

     Payments for Shares. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a Certificate (other than CompDent or the Acquiror) a form of letter of transmittal and instructions for use in effecting the surrender of the Certificate in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such duly executed letter of transmittal, and any additional requested items, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (x) the number of shares of Common Stock represented by such Certificate and (y) the Cash Merger Consideration.

     Cash-Out of CompDent Stock Options. The Merger Agreement provides that, at the Effective Time, each holder of an outstanding vested option (the "Vested Options") to purchase shares of Common Stock under any stock option plans or arrangements will receive cash equal to the excess of the Cash Merger Consideration over the per share exercise price of such Vested Option (the "Option Consideration"). Upon receipt of the Option Consideration, each Vested Option will be canceled in accordance with its terms or the applicable option plan. All options that are not Vested Options will be canceled in accordance with their terms or the applicable option plan. The total number of Vested Options which will be cashed out is 178,500, and other options totaling 442,250 will be canceled. The Merger Agreement provides that CompDent will also suspend, terminate, or refrain from renewing CompDent's Employee Stock Purchase Plan until the termination of the Merger Agreement.

     Transfer of Shares. At the Effective Time, the stock transfer books of CompDent will be closed and there will be no further registration of transfer of shares of Common Stock thereafter on the records of CompDent. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason will be converted into the Cash Merger Consideration.

     Rights Plan. In August 1996, the CompDent Board adopted the Rights Agreement by and between CompDent and State Street Bank and Trust Company (the "Rights Agreement"). The CompDent Board has approved and CompDent has entered into an amendment to the CompDent Rights Agreement to provide that neither the Acquiror nor its Affiliates and Associates (as such terms are defined in the Rights Agreement) are deemed "Acquiring Persons" in connection with the Rights Agreement. The Rights Agreement will be terminated at the closing of the Merger.

     Conditions to the Merger. Each party's respective obligation to effect the Merger is subject to the satisfaction, prior to the Closing Date, of each of the following conditions: (i) the approval and adoption of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon if such vote is required by applicable law; (ii) all licenses, permits, consents, authorizations, approvals, qualifications, and orders of necessary governmental entities, including, without limitation, the Form A Statements Regarding the Acquisition of Control of a Domicile Insurer from the Arizona and Texas Departments of Insurance and any other necessary insurance regulatory approval, shall have been obtained except where the failure to obtain such licenses, permits, consents, authorizations, approvals, qualifications, and orders, individually and in the aggregate, will not have a Material Adverse Effect (as defined in the Merger Agreement) on CompDent; and (iii) the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or terminated.

     The obligations of the Acquiror and each of the Equity Investors, who have agreed, subject to certain limitations, to guarantee certain obligations of the Acquiror under the Merger Agreement, to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Acquiror and the Equity Investors: (i) there shall not have occurred a Material Adverse Effect on CompDent prior to the Effective Time; (ii) the representations and warranties of CompDent in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the closing of the Merger (the "Closing Date") as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be true and correct in all respects; (iii) CompDent shall have performed in all material respects all obligations contained in the Merger Agreement required to be performed at or prior to the Closing Date; (iv) CompDent shall have received sufficient financing pursuant to its existing bank commitments to consummate the transactions contemplated by the Merger Agreement, including, without limitation, amounts sufficient (a) to pay the Cash Merger Consideration, (b) to refinance existing indebtedness of CompDent, and (c) to pay any fees and expenses in connection with the transactions contemplated by the Merger Agreement and the financing thereof; and (v) assuming the Acquiror's compliance with its obligation under Section 5.5 of the Merger Agreement, there shall have been no order or injunction entered in any action or proceeding before any governmental entity or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment, or order enacted, entered, enforced, promulgated, amended, issued, or deemed applicable to CompDent, its subsidiaries, the Merger or the Merger Agreement by any governmental entity that would have the effect of making illegal, materially delaying, or otherwise directly or indirectly restraining or prohibiting the Merger or the transactions contemplated thereby.

     The obligations of CompDent to effect the Merger are subject to the satisfaction of the following conditions, unless waived by CompDent: (i) the Acquiror and the Equity Investors to the effect that the representations and warranties of the Acquiror and each of the Equity Investors contained in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties expressly related to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be true and correct in all respects;
(ii) the Acquiror and each of the Equity Investors have performed in all material respects all obligations contained in the Merger required to be performed at or prior to the Closing Date; and (iii) assuming CompDent's compliance with its obligations under Section 5.5 of the Merger Agreement, no court of competent jurisdiction or governmental entity shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, judgment, decree, injunction, or other order (whether temporary, preliminary, or permanent) which is then in effect and has the effect of preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the effective operation of the business of CompDent and the subsidiaries after the Effective Time.

     EVEN IF THE STOCKHOLDERS APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.

     Representations and Warranties. CompDent has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, its capitalization, its financial statements, the absence of certain changes in the business of CompDent since March 31, 1998, the content and submission of forms and reports required to be filed by CompDent with the Commission, requisite governmental and other consents and approvals, compliance with all applicable laws, absence of litigation to which CompDent is a party, brokers and finders fees, requisite tax filings, absence of defaults under material contracts, employee benefits, and environmental matters.

     The Acquiror has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, the requisite governmental and other consents and approvals, and accuracy of information supplied by the Acquiror for submission on forms and reports required to be filed by CompDent with the Commission.

     The Equity Investors have made representations and warranties in the Merger Agreement regarding, among other things, their organization and good standing, authority to enter into the transaction, requisite governmental and other consents and approvals, accuracy of information supplied by the Equity Investors for submission on forms and reports required to be filed by CompDent with the Commission, and certain financing commitments.

     The representations, warranties, and agreements (other than Sections 5.4 and 5.6) in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will expire at the Effective Time.

     Covenants. In the Merger Agreement, CompDent has agreed that prior to the Effective Time, unless otherwise agreed to in writing by the Acquiror or as otherwise expressly contemplated or permitted by the Merger Agreement, CompDent and each of its subsidiaries will, among other things, conduct business only in the usual, regular, and ordinary course substantially consistent with past practice, including, without limitation, not declaring any dividend on its capital stock or issuing any shares of capital stock.

     Nonsolicitation Covenant. The Merger Agreement provides that none of CompDent, including any of its subsidiaries or DHDC, nor any of their respective officers and directors shall, and CompDent will cause its employees, agents, and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, sale, or similar transaction involving CompDent or any of its subsidiaries (an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Special Committee of the Board of Directors of CompDent from furnishing information to, or entering into discussions or negotiations, or otherwise facilitating any effort or attempt to make or implement an Acquisition Proposal if, and to the extent, that the Special Committee determines after consultation with counsel and in good faith that failing to take such action would be inconsistent with the Special Committee's fiduciary duty under applicable law. CompDent will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any third parties conducted heretofore with respect to any of the foregoing. CompDent will notify the Acquiror immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, CompDent, any of its subsidiaries, DHDC, or any of their respective officers, directors, or employees, agents, or representatives.

     Indemnification and Insurance. The Merger Agreement provides that the Company's current and former directors and officers will be indemnified by the Surviving Corporation, to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), against any costs, expenses, fines, losses, claims, damages, liabilities, or judgments, or amounts paid in settlement with the approval of the indemnifying party in connection with any threatened or actual claim, action, suit, proceeding, or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that such person is or was a director or officer of CompDent or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time. In addition, the Surviving Corporation is required to maintain in effect, for a period of six years after the Effective Time, CompDent's policies of directors' and officers' liability insurance (provided that the Surviving Corporation may substitute therefor policies of at least the same amounts and comparable coverage). However, in no event will the Surviving Corporation be required to pay premiums for such insurance in excess of 125% of premiums paid by CompDent in the prior year.

     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of CompDent: (a) by mutual written consent of CompDent (by action of the Special Committee) and the Acquiror (by action of its Board); (b) by CompDent if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of the Acquiror, which breach or failure to perform has not been cured within 30 calendar days following receipt by the Acquiror of notice of such breach or failure; (c) by the Acquiror if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of CompDent, which breach or failure to perform has not been cured within 30 calendar days following receipt by CompDent of notice of such breach or failure; (d) by the Acquiror or CompDent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; (e) the Acquiror or CompDent if the Merger shall not have been consummated on or before June 30, 1999; (f) by the Acquiror in the event the Special Committee or the CompDent Board shall have
(i) withdrawn or adversely modified its approval or recommendation of the Merger or this Agreement, (ii) failed to duly call, give notice of, convene, or hold the CompDent Stockholders Meeting, in violation of Section 5.1(b) of the Merger Agreement, and at the time of such failure, an Acquisition Proposal by any Person (other than the Acquiror or its affiliates) shall have been publicly announced or provided to CompDent or the Special Committee, (iii) recommended, approved, or accepted an Acquisition Proposal by any Person (other than the Acquiror or its affiliates), or (iv) resolved to do any of the foregoing (or CompDent has agreed to do any of the foregoing); (g) by CompDent if the Special Committee or the CompDent Board accepts or recommends to the holders of the shares of Common Stock approval or acceptance of an Acquisition Proposal by any Person (other than the Acquiror or its affiliates); provided, however that CompDent shall not terminate the Merger Agreement pursuant to Section 7.1(g) of the Merger Agreement without providing the Acquiror at least five (5) days prior written notice, which notice shall include in reasonable detail the terms of the Acquisition Proposal; or (h) by the Acquiror or CompDent if the Merger and the Merger Agreement shall have been voted on by the holders of Common Stock, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 6.1(a) of the Merger Agreement.

     Fees and Expenses. Except as otherwise provided in Section 7.3 of the Merger Agreement and except with respect to claims for damages incurred as a result of the breach of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. CompDent agrees to pay the Acquiror a fee in immediately available funds equal to $7.0 million (the "Specified Fee") upon the termination of the Merger Agreement under Sections 7.1(f) or (g) of the Merger Agreement. The Specified Fee shall be paid on the second business day following such termination. In the event (i) the Merger Agreement shall be terminated pursuant to Section 7.1(c) of the Merger Agreement as a result of a willful breach by CompDent or pursuant to Section 7.1(h) of the Merger Agreement, and (ii) either (A) a transaction with any person (other than the

Acquiror or its affiliates) that is contemplated by the term "Acquisition Proposal," which is based on an Acquisition Proposal made prior to such termination of the Merger Agreement, shall be consummated on or before the first anniversary of the termination of the Merger Agreement, or (B) CompDent shall enter into an agreement with any person (other than the Acquiror or its affiliates) on or before the first anniversary of the termination of the Merger Agreement with respect to an Acquisition Proposal which is made prior to such termination of the Merger Agreement, and a transaction contemplated by the term "Acquisition Proposal" shall thereafter be consummated with such person, then CompDent shall pay to the Acquiror the Specified Fee. Such amount shall be paid contemporaneously with the consummation of such contemplated transaction. Notwithstanding the foregoing, such fee shall be reduced by any amounts paid to the Acquiror pursuant to Section 7.3(d) of the Merger Agreement. The Acquiror agrees to pay CompDent a fee in immediately available funds equal to the amount of all CompDent's Designated Expenses (as defined below) upon the termination of the Merger Agreement under Section 7.1(b). CompDent agrees to pay the Acquiror a fee in immediately available funds equal to the amount of all the Acquiror's Designated Expenses upon the termination of this Agreement under Section 7.1(c) of the Merger Agreement. Such Designated Expenses shall be paid on the second business day following the submission thereof by the applicable party. The term "Designated Expenses" shall mean, with respect to a specified person, all documented, reasonable out-of-pocket fees and expenses (not to exceed $2.0 million) incurred or paid by or on behalf of such specified person and its affiliates to third parties in connection with the Merger or the consummation of any of the transactions contemplated by the Merger Agreement, including, without limitation, all printing costs, and reasonable fees and expenses of counsel, investment banking firms, brokers, accountants, experts, and consultants.

     Amendment. The Merger Agreement may be amended before it has been approved by the CompDent stockholders; provided, however, that, after the Merger Agreement is approved by the CompDent stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be received by the CompDent stockholders. Any amendment to the Merger Agreement must be in writing and signed by the parties to the Merger Agreement.

ESTIMATED FEES AND EXPENSES OF THE MERGER

     Estimated fees and expenses incurred or to be incurred by the Surviving Corporation are approximately as follows:

Advisory fees and expenses(1)...............................  $
Lender fees and expenses(2).................................
Legal fees and expenses(3)..................................
Accounting fees and expenses................................
Paying Agent fees and expenses..............................
Proxy solicitation fees and expenses........................
Securities and Exchange Commission filing fee...............
Printing and mailing costs..................................
Miscellaneous expenses......................................
                                                              -------
          Total.............................................  $

---------------

(1) Includes the fees and expenses of Robinson-Humphrey and Morgan Stanley.
(2) Includes the fees and expenses of NationsBank, N.A., and NationsBridge, L.L.C.
(3) Includes the estimated fees and expenses of counsel for the Company, the Special Committee, and the Investor Group.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     Holders of shares of the Company's Common Stock are entitled to appraisal rights under Section 262 of the DGCL. Section 262 is reprinted in its entirety as Appendix C to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of the Company's Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of the

Company's Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to properly follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     Each stockholder electing to demand the appraisal of his shares shall deliver to the Company, before the taking of the vote on the Merger at the Special Meeting, a written demand for appraisal of his shares of the Company's Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the shares of the Company's Common Stock. This written demand for appraisal of the shares of the Company's Common Stock must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting, or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262. Any stockholder electing to demand his appraisal rights will not be granted appraisal rights under Section 262 if such stockholder has either voted in favor of the Merger or consented thereto in writing (including by granting the proxy solicited by this Proxy Statement or by returning a signed proxy without specifying a vote against the Merger or a direction to abstain from such vote). Additionally, appraisal rights will not be granted under Section 262 if the stockholder does not continuously hold through the Effective Time his shares of the Company's Common Stock with respect to which he demands appraisal.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing shares of the Company's Common Stock. If the shares of the Company's Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares of the Company's Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds shares of the Company's Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares of the Company's Common Stock held for all or less than all beneficial owners of shares of the Company's Common Stock as to which such person is the record owner. In such case, the written demand must set forth the number of shares of the Company's Common Stock covered by such demand. Where the number of shares of the Company's Common Stock is not expressly stated, the demand will be presumed to cover all shares of the Company's Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

     A stockholder who elects to exercise appraisal rights must mail or deliver his or her written demand to the Secretary of the Company at 100 Mansell Court East, Suite 400, Roswell, Georgia 30076. The written demand for appraisal must specify the stockholder's name and mailing address, the number of shares of the Company's Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within ten days after the Effective Time, the Company must provide notice of the Effective Time to all stockholders who have complied with Section 262 and have not voted for or consented to adoption of the Merger Agreement.

     Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the value of the shares of the Company's Common Stock of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of the Company's Common Stock owned by such stockholders, determining the fair value of such shares of the Company's Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

     Stockholders considering seeking appraisal should have in mind that the "fair value" of their shares of the Company's Common Stock determined under
Section 262 could be more than, the same as, or less than the Cash Merger Consideration to be received by the Company's stockholders in the Merger, and that the opinion of Robinson-Humphrey as to fairness, from a financial point of view, is not an opinion as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of the Company's Common Stock entitled to appraisal.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, from and after the Effective Time, be entitled to vote for any purpose the shares of the Company's Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of the Company's Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of the Company's Common Stock shall be entitled to receive the Cash Merger Consideration as provided for in the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, or foreign estates or trusts as to the United States, persons who will own stock of CompDent (actually or constructively, under certain constructive ownership rules in the Internal Revenue Code) after the Merger, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

     The receipt of the Cash Merger Consideration in the Merger by holders of Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Common Stock will be equal to the difference between $18.00 and the holder's basis in that particular share of the Common Stock. Such gain or loss generally will be a capital gain or loss. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Common Stock held for more than 12 months prior to the date of disposition.

     A holder of Common Stock may be subject to backup withholding at the rate of 31% with respect to Cash Merger Consideration received pursuant to the Merger, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of Common Stock pursuant to the Merger, each holder must provide the Paying Agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Common Stock who does not provide CompDent with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. CompDent (or its agent) will report to the holders of Common Stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

     THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE FOREGOING DISCUSSION DOES NOT DISCUSS TAX CONSEQUENCES UNDER THE LAWS OF STATES OR LOCAL GOVERNMENTS OR OF ANY OTHER JURISDICTION OR TAX CONSEQUENCES TO CATEGORIES OF STOCKHOLDERS THAT MAY BE SUBJECT TO SPECIAL RULES, SUCH AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, AND DEALERS IN STOCKS AND SECURITIES. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A STOCKHOLDER WHO ACQUIRED HIS OR HER SHARES OF THE COMPANY'S COMMON STOCK PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                 PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF
                             MANAGEMENT AND OTHERS

     The following table sets forth certain information with respect to the
beneficial ownership of the Common Stock as of           , 1998 by: (i) each
person known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Equity Investors,
(iv) each pension or profit sharing plan of the Company, (v) the Chief Executive Officer and the three other most highly compensated executive officers, and (vi) all executive officers and directors of the Company as a group.

                                                                                        PERCENTAGE OF
                                                                 AMOUNT AND NATURE         COMMON
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP       STOCK
                  ------------------------                    -----------------------   -------------

                  CERTAIN INFORMATION CONCERNING THE ACQUIROR
                             AND THE INVESTOR GROUP

     The Acquiror. The Acquiror is a newly formed Delaware corporation organized at the direction of the Equity Investors, each of which is a private investment partnership or an affiliate thereof. It is anticipated that the Acquiror will not have any significant assets or liabilities prior to the Effective Time nor engage in any activities other than those involving the Merger. The principal executive offices of the Acquiror are located at c/o TA Associates, Inc., 125 High Street, Suite 2500, Boston, Massachusetts 02110.

     GTCR Partnership. Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership, and GTCR Associates V, a Delaware general partnership, are principally engaged in the business of investing in other companies. The sole general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P., is GTCR V, L.P., a Delaware limited partnership. The sole general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V is Golder, Thoma, Cressey, Rauner, Inc., a Delaware corporation ("GTCR, Inc.").

     Set forth below is the name of each director and executive officer of GTCR, Inc. and the present principal occupation or employment of each such person and a brief description of his principal occupation and business experience during at least the last five years. Each person listed below is a citizen of the United States.

          Carl D. Thoma. Mr. Thoma has served as a Director of GTCR, Inc. since 1993 and as a Principal of GTCR, Inc. or its predecessor since 1980.

          Bryan C. Cressey. Mr. Cressey has served as a Director of GTCR, Inc. since 1993 and as a Principal of GTCR, Inc. or its predecessor since 1980.

          Bruce V. Rauner. Mr. Rauner has served as a Director of GTCR, Inc. since 1993 and as a Principal or Associate of GTCR, Inc. or its predecessor since 1981.

          David A. Donnini. Mr. Donnini has served as a Principal of GTCR, Inc. since 1993.

          Donald J. Edwards. Mr. Edwards has served as a Principal of GTCR, Inc. since 1994. From 1988 to 1992, Mr. Edwards served as an Associate at Lazard Freres & Co. LLC, a nationally recognized investment banking firm.

          Lee M. Mitchell. Mr. Mitchell has served as a Principal of GTCR, Inc. since 1994.

          Joseph P. Nolan. Mr. Nolan has served as a Principal of GTCR, Inc. since 1994. Mr. Nolan served as a Vice President of Dean Witter Reynolds, a nationally recognized investment banking firm, from 1990 to 1994.

          Philip A. Canfield. Mr. Canfield has served as either an Associate or Principal of GTCR, Inc. or its predecessor since 1992.

          William C. Kessinger. Mr. Kessinger has served as a Principal of GTCR, Inc. since 1995. Mr. Kessinger was a Principal of the Parthenon Group, a strategic consulting firm, from 1990 to 1995.

          Stephen I. Ross. Mr. Ross has served as Chief Financial Officer of GTCR, Inc. since 1997. Mr. Ross previously served as Chief Financial Officer of Marquette Venture Partners, a venture capital firm, and as Accounting Manager of Kemper Financial Services, a financial services firm, from 1986 to 1994.

     The principal executive offices of GTCR, Inc. and all related entities and the business address for the individuals listed above is 6100 Sears Tower, Chicago, Illinois 60606.

     TA Fund. TA/Advent VIII L.P., a Delaware limited partnership, Advent Atlantic and Pacific III L.P., a Delaware limited partnership, TA Executives Fund LLC, a Delaware LLC, TA Investors LLC, a Delaware LLC, Advent VII L.P., a Delaware limited partnership, and Advent New York L.P., a Delaware limited partnership, are principally engaged in the business of investing in other companies. The sole general partner of TA/Advent VIII L.P. is TA Associates VIII LLC, a Delaware LLC. The sole general partner of Advent Atlantic and Pacific III L.P. is TA Associates AAP III L.P., a Delaware limited partnership. The sole general partner of Advent VII L.P. is TA Associates VII L.P. The sole general partner of Advent New York L.P. is TA Associates VI L.P. The sole general partner of TA Associates AAP III L.P., Advent VII L.P. and Advent New York L.P. and the manager of TA Associates VIII LLC, TA Executives Fund LLC, and TA Investors LLC is TA Associates, Inc., a Delaware corporation.

     Set forth below is the name of each director and executive officer of TA Associates, Inc. and the present principal occupation or employment of each such person and a brief description of his principal occupation and business experience during at least the last five years. Each person listed below is a citizen of the United States.

          C. Kevin Landry. Mr. Landry has been the President, a Managing Director and Chairman of the Board of Directors of TA Associates, Inc. since January 1, 1994.

          P. Andrews McLane. Mr. McLane has been the Senior Managing Director of TA Associates, Inc. since January 1, 1997. From January 1, 1994 to January 1, 1997, Mr. McLane was a Managing Director of TA Associates, Inc.

          Jeffrey T. Chambers. Mr. Chambers has been a Managing Director of TA Associates, Inc. since January 1, 1994.

          Jacqueline C. Morby. Ms. Morby has been a Managing Director of TA Associates, Inc. since January 1, 1994.

          Katherine S. Cromwell. Ms. Cromwell has been a Managing Director and the Chief Financial Officer, Treasurer and Secretary of TA Associates, Inc. since January 1, 1994.

     The principal executive offices of TA Associates, Inc. and all related entities and the business address for each of the individuals listed above is 125 High Street, Suite 2500, Boston, Massachusetts 02110.

     NMS Partnership. NMS Capital, L.P., a Delaware limited partnership, is principally engaged in the business of investing in other companies. Its principal executive offices are located at 9 West 57th Street, 48th Floor, New York, New York 10019. The sole general partner of NMS Capital, L.P. is NMS Capital Management LLC, a Delaware limited liability company principally engaged in the business of investing through partnerships in other companies. The Managing Member of NMS Capital Management LLC is Gerald Rosenfeld who has held that position since April 1, 1998. Prior to becoming the Managing Member of NMS Capital Management LLC, Mr. Rosenfeld was employed by Lazard Freres & Co. LLC, as a Senior Generalist Merger Advisor from 1992 through 1997 and as the Head of Investment Banking from 1997 through April 1, 1998. The principal executive offices of NMS Capital, L.P. and NMS Capital Management LLC and the business address of Mr. Rosenfeld is 9 West 57th Street, 48th Floor, New York, New York 10019.

     Management Group. The members of the Management Group are the following executive officers of CompDent:

          David R. Klock. Mr. Klock has served as Chairman and Chief Executive Officer of the Company and all of its subsidiaries, except DHMI and DentLease, since September 1995. Mr. Klock also served as Chairman of DHMI and DentLease since January 1997, and as President of DHMI and DentLease since July 1998. The principal business address of both DHMI and DentLease is 2630 Elm Hill Pike, Suite 200, Nashville, Tennessee 37214-3108. In addition, Mr. Klock served as President and as a director of American Prepaid since 1991. American Prepaid's principal business address is 100 Mansell Court East, Suite 400, Roswell, Georgia 30076.

          Phyllis A. Klock. Ms. Klock has served as the President and Chief Operating Officer of the Company and all of its subsidiaries, except DHMI and DentLease, since February 1998. Ms. Klock also served as President of the Company and all of its subsidiaries, except DHMI and DentLease, since January 1997, and as Executive Vice President and Corporate Secretary from September 1995 through December 1996. In addition, Ms. Klock served as Senior Vice President, Chief Administrative Officer and Corporate Secretary of American Prepaid from 1993 through August 1995.

          Bruce A. Mitchell. Mr. Mitchell has served as Executive Vice President, General Counsel and Corporate Secretary of the Company, and as Vice President of all of the Company's subsidiaries, except DHMI, since February 1996. Mr. Mitchell also served as Interim Chief Financial Officer and Treasurer of the Company and all of its subsidiaries, except DHMI and DentLease, from August 1997 through December 1997. In addition, Mr. Mitchell served as a partner in the law firm of Reinman, Harrell, Mitchell & Wattwood, P.A. ("Reinman, Harrell") from 1985 until January 1996. Reinman Harrell's principal business address is 1825 S. Riverview Drive, Melbourne, Florida 32901.

          Keith J. Yoder. Mr. Yoder has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since January 1998. From July 1997 to November 1997, Mr. Yoder served as Chief Financial Officer of GranCare, Inc., ("GranCare") and as Senior Vice President, Controller and Treasurer of GranCare from July 1995 to June 1997. Prior to the merger of Evergreen Healthcare, Inc. ("Evergreen") with GranCare in July 1995, Mr. Yoder served as Vice President and Chief Financial Officer of Evergreen since January 1992 and as Treasurer of Evergreen since December 1993. From December 1992 to June 1993, Mr. Yoder served as Vice President of National Heritage, Inc. ("NHI") and as the Chief Financial Officer and Secretary of NHI from January 1993 to June 1993.

     The business address for each member of the Management Group is the principal executive offices of CompDent, 100 Mansell Court East, Suite 400, Roswell, Georgia 30076. Each member of the Management Group is a citizen of the United States.

     Other Investors. The members of the Other Investors are the following individuals and entities: Joseph A. Ciffolillo, a director of CompDent, and
               . The business address for each member of the Other Investors is . Each member of the Other Investors who is a natural person is a citizen of the United States.

                  PURCHASES OF COMMON STOCK BY CERTAIN PERSONS

     The following table sets forth certain information concerning purchases of Common Stock since January 1, 1996 by the Company and members of the Investor Group.

                                                        NUMBER OF                            WHERE AND HOW
NAME                                   DATE          SHARES PURCHASED   PRICE PER SHARE   TRANSACTION EFFECTED
----                             -----------------   ----------------   ---------------   --------------------


                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three fiscal years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report. A representative of PricewaterhouseCoopers LLP will be at the Special Meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement, if so desired.

                      WHERE YOU CAN FIND MORE INFORMATION

     CompDent files annual, quarterly, and current reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, or other information that CompDent files at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. CompDent public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning CompDent also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Commission allows CompDent to "incorporate by reference" information into this document, which means that CompDent can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that CompDent has previously filed with the Commission. These documents contain important business information about CompDent and its financial condition.

     CompDent may have sent to you some of the documents incorporated by reference, but you can obtain any of them through CompDent or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from CompDent without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Stockhold-ers may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

         COMPDENT CORPORATION
         100 Mansell Court East, Suite 400
         Roswell, Georgia 30076
         Telephone: (770) 998-8936
         Attention: Keith J. Yoder -- Executive Vice President,
                 Chief Financial Officer and Treasurer

     The Company, the Acquiror, the Equity Investors, and the Management Sponsors have filed a Schedule 13E-3 with the Commission with respect to the Merger. As permitted by the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM COMPDENT, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.

     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. CompDent has not authorized anyone to provide you with information that is different from
what is contained in this document. This document is dated             , 1998.
You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by CompDent are incorporated by reference in this Proxy Statement:

          (i) CompDent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) CompDent's Quarterly Report on Form 10-Q for quarter ended March 31, 1998;

          (iii) CompDent's Quarterly Report on Form 10-Q for quarter ended June 30, 1998; and

          (iv) CompDent's Current Report on Form 8-K filed on August 12, 1998.

     All documents filed by CompDent with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                             STOCKHOLDER PROPOSALS

     If the Merger is not consummated for any reason, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or prior to
          , 1998 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                             COMPDENT CORPORATION,

                            TAGTCR ACQUISITION, INC.

                      AND THE GUARANTORS DESCRIBED HEREIN

                           DATED AS OF JULY 28, 1998

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             -----
ARTICLE I  THE MERGER......................................................    A-1
     1.1  The Merger.......................................................    A-1
     1.2  Closing..........................................................    A-1
     1.3  Effective Time of the Merger.....................................    A-1
     1.4  Effects of the Merger............................................    A-1
ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES.........................    A-2
     2.1  Effect on Capital Stock..........................................    A-2
          (a)  Capital Stock of TAGTCR.....................................    A-2
          (b)  Cancellation of Treasury Stock and TAGTCR-Owned Stock.......    A-2
     2.2  Conversion of Securities.........................................    A-2
     2.3  Payment for Shares...............................................    A-3
          (a)  Paying Agent................................................    A-3
          (b)  Payment Procedures..........................................    A-3
          (c)  Termination of Payment Fund; Interest.......................    A-4
          (d)  No Liability................................................    A-4
          (e)  Withholding Rights..........................................    A-4
     2.4  Stock Transfer Books.............................................    A-4
     2.5  Stock Options....................................................    A-4
     2.6  Dissenting Shares................................................    A-5
ARTICLE III  REPRESENTATIONS AND WARRANTIES................................    A-5
     3.1  Representations and Warranties of the Company....................    A-5
          (a)  Organization, Standing and Power............................    A-5
          (b)  Capital Structure...........................................    A-6
          (c)  Authority; No Violations; Consents and Approvals............    A-7
          (d)  SEC Documents...............................................    A-8
          (e)  Information Supplied........................................    A-8
          (f)  Regulated Subsidiaries......................................    A-9
          (g)  Compliance with Applicable Laws.............................    A-9
          (h)  Litigation..................................................    A-9
          (i)  Taxes.......................................................   A-10
          (j)  Pension and Benefit Plans; ERISA............................   A-11
          (k)  Absence of Certain Changes or Events........................   A-12
          (l)  No Undisclosed Material Liabilities.........................   A-12
          (m)  Vote Required...............................................   A-12
          (n)  Labor Matters...............................................   A-12
          (o)  Intellectual Property.......................................   A-13
          (p)  Environmental Matters.......................................   A-13
          (q)  Insurance...................................................   A-15
          (r)  DHDC Financial Statements...................................   A-15
          (s)  Board of Directors Recommendation...........................   A-15
          (t)  Material Contracts..........................................   A-15
          (u)  Fairness Opinion............................................   A-16
          (v)  Regulatory Filings..........................................   A-16
          (w)  State Takeover Laws.........................................   A-16
     3.2  Representations and Warranties of TAGTCR.........................   A-16
          (a)  Organization, Standing and Power............................   A-16
          (b)  Authority; No Violations; Consents and Approvals............   A-16
          (c)  Information Supplied........................................   A-17

                                       (i)

                                                                             PAGE
                                                                             -----
          (d)  Board of Directors Recommendation...........................   A-17
          (e)  Delaware Law................................................   A-17
     3.3  Representations and Warranties of the Guarantors.................   A-17
          (a)  Organization, Standing and Power............................   A-17
          (b)  Authority; No Violations; Consents and Approvals............   A-18
          (c)  Information Supplied........................................   A-18
          (d)  Bridge Loan and Financing Commitment........................   A-19
ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS......................   A-19
     4.1  Covenants of the Company.........................................   A-19
          (a)  Ordinary Course.............................................   A-19
          (b)  Dividends; Changes in Stock.................................   A-19
          (c)  Issuance of Securities......................................   A-20
          (d)  Governing Documents.........................................   A-20
          (e)  No Solicitation.............................................   A-20
          (f)  No Acquisitions.............................................   A-20
          (g)  No Dispositions.............................................   A-20
          (h)  Governmental Filings........................................   A-20
          (i)  No Dissolution, Etc.........................................   A-20
          (j)  Other Actions...............................................   A-21
          (k)  Certain Employee Matters....................................   A-21
          (l)  Indebtedness; Agreements....................................   A-21
          (m)  Accounting..................................................   A-21
          (n)  Capital Expenditures........................................   A-21
          (o)  Insurance...................................................   A-21
          (p)  Hedging.....................................................   A-22
          (q)  Transfer of Interest in DHDC and DHMI.......................   A-22
     4.2  Covenants of TAGTCR and the Guarantors...........................   A-22
ARTICLE V  ADDITIONAL AGREEMENTS...........................................   A-22
     5.1  Preparation of the Proxy Statement; Company Stockholders
          Meeting..........................................................   A-22
     5.2  Access to Information............................................   A-23
     5.3  Broker and Finders...............................................   A-23
     5.4  Indemnification; Directors' and Officers' Insurance..............   A-23
     5.5  Efforts and Actions..............................................   A-24
     5.6  Publicity........................................................   A-25
     5.7  Notice of Certain Events.........................................   A-25
     5.8  State Takeover Laws..............................................   A-25
ARTICLE VI  CONDITIONS PRECEDENT...........................................   A-25
     6.1  Conditions to Each Party's Obligation to Effect the Merger.......   A-25
          (a)  Stockholder Approval........................................   A-25
          (b)  HSR Act.....................................................   A-25
          (c)  Governmental Consents.......................................   A-25
     6.2  Conditions of Obligations of TAGTCR and the Guarantors...........   A-25
          (a)  No Material Adverse Effect..................................   A-25
          (b)  Representations and Warranties..............................   A-25
          (c)  Performance of Obligations of the Company...................   A-26
          (d)  Financing...................................................   A-26
          (e)  No Injunctions or Restraints................................   A-26
     6.3  Conditions of Obligations of the Company.........................   A-26
          (a)  Representations and Warranties of TAGTCR....................   A-26
          (b)  Representations and Warranties of the Guarantors............   A-26
          (c)  Performance of Obligations of TAGTCR........................   A-26

                                      (ii)

                                                                             PAGE
                                                                             -----
          (d)  Performance of Obligations of the Guarantors................   A-27
          (e)  No Injunctions or Restraints................................   A-27
ARTICLE VII  TERMINATION AND AMENDMENT.....................................   A-27
     7.1  Termination......................................................   A-27
     7.2  Effect of Termination............................................   A-28
     7.3  Payment of Fees and Expenses.....................................   A-28
ARTICLE VIII  GENERAL PROVISIONS...........................................   A-28
     8.1  Nonsurvival of Representations, Warranties and Agreements........   A-28
     8.2  Notices..........................................................   A-28
     8.3  Interpretation...................................................   A-30
     8.4  Counterparts.....................................................   A-30
     8.5  Entire Agreement; Third Party Beneficiaries......................   A-30
     8.6  GOVERNING LAW....................................................   A-30
     8.7  Assignment.......................................................   A-30
     8.8  Amendment........................................................   A-30
     8.9  Extension; Waiver................................................   A-30
          Severability.....................................................
    8.10                                                                      A-30
          Enforcement of Agreement.........................................
    8.11                                                                      A-31
          Guarantors.......................................................
    8.12                                                                      A-31
          Disclosure Letters...............................................
    8.13                                                                      A-31

                                      (iii)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 28, 1998 (this "Agreement"), is made and entered into by and among TAGTCR Acquisition, Inc., a Delaware corporation ("TAGTCR"), NMS Capital, L.P. ("NMS"), Golder, Thoma, Cressey, Rauner Fund V, L.P. ("GTCR"), TA/Advent VIII L.P. ("TA" and together with NMS and GTCR, herein referred to as the "Guarantors"), and CompDent Corporation, a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of TAGTCR and the Company have approved the merger of TAGTCR with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Merger and this Agreement require the vote of a majority of the issued and outstanding shares of common stock, par value $.01 per share of the Company (the "Company Common Stock");

     WHEREAS, TAGTCR and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), TAGTCR shall be merged with and into the Company at the Effective Time as set forth in Section 1.3. At the Effective Time, the separate corporate existence of TAGTCR shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall continue under the name "CompDent Corporation."

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on the thirtieth business day after satisfaction and/or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of McDermott, Will & Emery, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a duly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, on the Closing Date, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the time of the filing of the Certificate of Merger (the "Effective Time").

     1.4 Effects of the Merger. (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and TAGTCR shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and TAGTCR shall become the debts, liabilities and duties of the Surviving Corporation.

     (b) The directors of TAGTCR and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and the DGCL.

     (c) The Certificate of Incorporation of the Company shall be amended and restated in its entirety as set forth in an exhibit to be provided by TAGTCR to the Company at least one (1) business day prior to the mailing of the Proxy Statement (as defined below) and such exhibit shall be deemed an amendment to this Agreement and incorporated herein, and, from and after the Effective Time, such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL; provided, however, that if such exhibit is not provided on a timely basis, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by applicable law.

     (d) The Bylaws of the Company shall be amended and restated in their entirety as set forth in an exhibit to be provided by TAGTCR to the Company at least one (1) day prior to the mailing of the Proxy Statement (as defined below) and such exhibit shall be deemed an amendment to this Agreement and incorporated herein, and, from and after the Effective Time, such amended and restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the Bylaws; provided, however, that if such exhibit is not provided on a timely basis, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock.   At the Effective Time, by virtue of the
Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of TAGTCR:

          (a) Capital Stock of TAGTCR. Each share of the common stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and each share of Class A Preferred Stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Class A Preferred Stock of the Surviving Corporation with all of the rights and privileges set forth in the Certificate of Incorporation of Surviving Corporation in accordance with Section 1.4(c).

          (b) Cancellation of Treasury Stock and TAGTCR-Owned Stock.   Each
     share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company or any of its Subsidiaries (as defined below) and all shares of Company Common Stock and other shares of capital stock of the Company owned by TAGTCR shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     2.2 Conversion of Securities.   At the Effective Time, by virtue of the
Merger and without any action on the part of TAGTCR, the Company or the holders of any of the shares thereof:

          (a)(i) Subject to the other provisions of this Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned by the Company or any of its Subsidiaries (as defined below) or by TAGTCR and Recapitalization Shares (as defined below) and Dissenting Shares (as defined in Section 2.6)) shall be converted into the right to receive $18.00 per share, net to the seller in cash, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender and exchange of the Certificate (as defined in Section 2.3(b)) representing such share of Company Common Stock.

          (ii) All such shares of Company Common Stock, when converted as provided in Section 2.2(a)(i) (the "Shares"), no longer shall be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Section 2.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

          (iii) Each share of Company Common Stock identified on Schedule 2.2(a)(iii) (a "2.2(a)(iii) Recapitalization Share"), as supplemented from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into 1.975 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation and a fully paid and nonassessable fraction of a share of Class A Preferred Stock equal to $17.0125 divided by the stated value of each share of Class A Preferred Stock.

          (iv) Each share of Company Common Stock identified on Schedule 2.2(a)(iv) (a "2.2(a)(iv) Recapitalization Share" and together with the 2.2(a)(iii) Recapitalization Shares, the "Recapitalization Shares"), as supplemented from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into a fully paid and nonassessable fraction of a share of Class A Preferred Stock equal to $18.00 divided by the stated value of each share of Class A Preferred Stock.

     2.3 Payment for Shares. (a) Paying Agent. Prior to the Effective Time, TAGTCR shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and TAGTCR shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this
Article II, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.2(a)(i) and this Section 2.3 to holders of shares of Company Common Stock (other than the Company or TAGTCR or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

     The Paying Agent shall invest portions of the Payment Fund as TAGTCR directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of Company Common Stock entitled thereto as contemplated by this Section
2.3. The Surviving Corporation shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to the Surviving Corporation. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.3, the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record (other than the Company or TAGTCR) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of Company Common Stock represented by such Certificate and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(b), each Certificate (other than Certificates representing Shares owned by the Company or TAGTCR or the Dissenting Shares), shall represent for all purposes only the right to receive the Merger Consideration. In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement upon the delivery of a duly executed affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, reasonable indemnification against any claim that may be made against the Surviving Corporation with respect to such Certificate.

     (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

     (d) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the corporation otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfer of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason shall be converted into the Merger Consideration.

     2.5 Stock Options. At the Effective Time, each holder of a then outstanding option to purchase shares of Company Common Stock under any outstanding stock option plan or arrangement, including any outstanding stock option plan or arrangement which immediately prior to the Effective Time is then exercisable (a "Vested Option"), including the Company's Directors' Stock Option Plan, 1994 Stock Option and Grant Plan, as amended, 1997 Stock Option Plan (collectively, the "Option Plans") and those certain stock option agreements described in the Disclosure Schedule (as defined in Section 3.1, each an "Option" and collectively, the "Options"), but excluding those certain other stock option agreements described in the Disclosure Schedule (the "Excluded Options"), shall, in settlement thereof, receive for each share of Company Common Stock subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the excess of the Merger Consideration over the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as the "Option Consideration"). Upon receipt of the Option Consideration, each Option shall be cancelled in accordance with its terms or the terms of the applicable Option Plan. All Options which are not Vested Options shall be cancelled in accordance with their terms or the applicable Option Plan. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.5. All Option Plans and option agreements executed pursuant thereto, other than the Excluded Options (an "Option Agreement"), shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time. The Company shall use its reasonable best efforts to ensure that following the Effective Time no participant in or under any Option Agreement, Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such Option Agreements, Option Plans and other plans, programs and arrangements. Upon the execution and delivery of this Agreement, the Company will suspend, terminate, or refrain from renewing the Company's Employee Stock Purchase Plan ("ESPP") until the termination of this Agreement.

     2.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.3 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. With such exceptions as are specifically set forth in a letter (the "Disclosure Schedule") delivered by the Company to TAGTCR prior to the date of this Agreement, the Company represents and warrants to TAGTCR as follows:

          (a) Organization, Standing and Power. Each of the Company, its Subsidiaries, and Dental Health Development Corporation, a Delaware corporation ("DHDC"), is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or become so licensed will not have, individually or in the aggregate, a Material Adverse Effect (as described below) on the Company. The Company has heretofore made available to TAGTCR true and complete copies of its, its Subsidiaries' and DHDC's respective Certificates of Incorporation and Bylaws or comparable organizational documents. DHDC and all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified in Section 3.1(a) of the Disclosure Schedule which is attached hereto and incorporated herein. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to a specified Person, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, results of operations, assets, liabilities (fixed or contingent), or financial condition of such Person and its Subsidiaries, taken as a whole. As used in this Agreement, the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 25% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries. As used in this Agreement, "Person" means any individual, corporation, partnership, joint venture, association, trust or unincorporated organization.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"). At the close of business on the date of this Agreement: (i) 10,112,629 shares of Company Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 2,000,000 shares of Preferred Stock were reserved for issuance under the Shareholder Rights Agreement between the Company and State Street Bank and Trust Company (the "Rights Agreement"); (iv) 960,000 shares of Company Common Stock were reserved for issuance pursuant to the Option Plans of which 694,500 shares of Company Common Stock are subject to outstanding Options;
     (v) 438,500 shares of Company Common Stock were reserved for issuance pursuant to Option Agreements (other than Option Agreements under Option Plans); (vii) except for the issuance of shares of Company Common Stock pursuant to the exercise of the Options and agreements relating to the initial capitalization of DHDC, there are no employment, executive termination or other agreements providing for the issuance of shares of Company Common Stock; (vii) no shares of Company Common Stock were held by the Company; and (ix) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, and nonassessable and are not subject to preemptive or other similar rights. No shares of Company Common Stock are owned by DHDC or any Subsidiary of the Company. All outstanding shares of capital stock of DHDC and the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable and (excluding the capital stock of DHDC) are owned by the Company or a direct or indirect Subsidiary free and clear of all liens, charges, claims or encumbrances of any nature ("Liens"). At the close of business on the date of this Agreement, DHDC had (i) 84,000 shares of Class A Common Stock outstanding, (ii) 13,000 shares of Class B Common Stock outstanding, (iii) 10,000 shares of Class A Preferred Stock outstanding, and (iv) 150 shares of Class B Preferred Stock outstanding, of which the Company owns beneficially and of record 150 shares of Series B Preferred Stock. Except
     (i) as set forth in this Section 3.1(b), (ii) for the rights under the Rights Agreement, (iii) for the issuance of shares of Company Common Stock under the ESPP with respect to purchase requests made prior to the date hereof, (iv) for the agreements entered into in connection with the initial capitalization of DHDC, and (v) for changes resulting from the exercise of Options or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Company Voting Debt or other voting securities of the Company, (B) no securities of the Company, DHDC or any Subsidiary of the Company convertible into, or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company, DHDC, or any Subsidiary of the Company, and (C) no options, warrants, calls, subscriptions, or other rights, (including preemptive rights), commitments or agreements to which the Company, DHDC or any Subsidiary of the Company is a party or by which it is bound, to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company, DHDC or any Subsidiary of the Company, or obligating the Company, DHDC or any Subsidiary of the Company to grant, extend, or enter into any such option, warrant, call, subscription, or other right, commitment or agreement. Set forth in Section 3.1(b) of the Disclosure Schedule is a true and complete list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices relating thereto. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts, or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. The Company is not a party to any agreement that restricts the Company's voting of the stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval and (assuming that this Agreement is duly executed and delivered by TAGTCR) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of the Company, any of its Subsidiaries or DHDC,
     (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company Employee Benefit Plan (as defined in Section 3.1(j)), Company Permit (as defined in Section 3.1(g)), or any other agreement, obligation, instrument, concession, franchise or license, or (C) any judgment, order, decree, law, statute, rule or regulation of any public body or authority applicable to the Company or any of its Subsidiaries, or DHDC, or their respective properties or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement, to ensure that Section 203 of the DGCL does not, and will not, apply to the transactions contemplated in this Agreement.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries or DHDC in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby the failure to obtain which will, individually or in the aggregate, have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement, except for: (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement in definitive form relating to a meeting of the holders of Company Common Stock to approve this Agreement and the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), and (y) such reports under and such other compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;
     (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (E) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance, (F) the approval of this Agreement and the Merger pursuant to applicable laws governing dental referral plans, dental service corporations, health insurance organizations, life, accident, health and/or disability insurance organizations, limited service health maintenance organizations, prepaid dental plans, preferred provider administrators, third party administrators, health maintenance organizations, limited health service organizations, insurance holding companies and other product, program or service of the Company and its Subsidiaries (collectively "Dental Products") that is subject to regulation under the insurance laws of any state in which the Company or its Subsidiaries do business; (G) approval of transfer of ownership of any Dental Product of the Company and its Subsidiaries by the applicable Governmental Entity in any state in which such approval is required in connection with the performance of this Agreement; and (H) the filing of any notice of transfer of ownership or other notice relating to any Dental Product of the Company and its Subsidiaries, in compliance with the laws of any state in which any such filing is prepared, in connection with the performance of this Agreement.

          (iv) The Board of Directors of the Company has taken such action to amend the Rights Agreement so that neither TAGTCR nor its Affiliates and Associates (as such terms are defined in the Rights Agreement) are deemed "Acquiring Persons" in connection with the Rights Agreement.

          (d) SEC Documents. Since May 1, 1995, the Company has filed all forms, reports, schedules, registration statements, proxy statements and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the SEC rules and regulations promulgated thereunder (all such documents filed through the date hereof collectively, the "Company SEC Documents"). The Company has made available to TAGTCR the Company SEC Documents. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

          (e) Information Supplied. (i) None of the information supplied or to be supplied by the Company for inclusion or incorporated by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein will comply as to form, in all material respects, with the provisions of the Exchange Act or the rules and regulations thereunder.

          (ii) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") will on the date filed with the SEC or at the time of the Company's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (f) Regulated Subsidiaries. (i) The Company has previously made available to TAGTCR true and complete copies of the following statutory financial statements for each Subsidiary of the Company that is required to prepare and file statutory financial statements;

             (A) the annual statutory statements for each such Subsidiary for each of the years ended December 31, 1996 and 1997; and

             (B) the quarterly statutory statements for each such Subsidiary for the quarter ended March 31, 1998.

Each such statement was prepared in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied.

          (ii) All Dental Products of the Company and each Subsidiary that are regulated by insurance or health care laws are, to the extent required by applicable law, on forms and at rates approved by the regulatory authority in the jurisdictions where issued (or have been filed with and not objected to by such regulatory authority within the period provided for objection), except where the failure be on such forms or at such rates will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (g) Compliance with Applicable Laws. The Company, its Subsidiaries and DHDC hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to enable them to conduct their respective businesses as they are now being conducted other than those which the failure to hold does not have a Material Adverse Effect on the Company (the "Company Permits"); a list of Company Permits is set forth in Section 3.1(g) of the Disclosure Schedule. The Company, its Subsidiaries and DHDC are in compliance with the terms of the Company Permits, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents, the Company, its Subsidiaries and DHDC are in compliance in all material respects with applicable laws, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (h) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, claim, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against the Company, DHDC or any Subsidiary of the Company or any of their respective assets or properties, individually or in the aggregate, which will have a Material Adverse Effect on the Company ("Company Litigation"). There is no judgment, writ, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, DHDC or any Subsidiary of the Company which, individually or in the aggregate, will have a Material Adverse Effect on the Company ("Company Order").

          (i) Taxes. (i) All Tax Returns (as defined herein) required to be filed by or with respect to the Company, each of its Subsidiaries and DHDC have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects except where the failure to file would not have a Material Adverse Effect on the Company. The Company, each of its Subsidiaries and DHDC has duly and timely paid (or there has been paid on its behalf) all Taxes (as defined herein) that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it, except for Taxes the liability for which is being contested in good faith or the nonpayment of which will not have a Material Adverse Effect on the Company. With respect to any period for which Taxes are not yet due with respect to the Company or any Subsidiary, each of the Company and its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents. The Company and each of its Subsidiaries has made (or there has been made on its behalf) all required estimated tax payments sufficient to avoid any material underpayment penalties. Each of the Company, its Subsidiaries and DHDC has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any material amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (ii) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority is pending or, to the knowledge of the Company, threatened in regard to any Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC or any Tax Return filed by or with respect to the Company, any Subsidiaries or DHDC. No material assessment of Taxes is proposed against the Company, any of its Subsidiaries or DHDC or any of their assets.

          (iii) No election under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code") has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign law has been entered into by or with respect to the Company, any of its Subsidiaries or DHDC. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC or any of their assets. None of the Company, any of its Subsidiaries or DHDC is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company, any of its Subsidiaries or DHDC has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company, any of its Subsidiaries or DHDC. The Internal Revenue Service has not proposed any such adjustment or change in accounting method. None of the assets of the Company, any of its Subsidiaries or DHDC is or will be required to be treated as being owned by any Person (other than the Company or its Subsidiaries) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (iv) None of the Company, any of its Subsidiaries or DHDC is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreements or similar contract.

          (v) The Company and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, and such affiliated group files a consolidated federal income Tax Return.

          (vi) The Company has previously made available to TAGTCR true and complete copies of each of (a) any written audit reports issued by any representative of a taxing authority within the last three years relating to the United States federal, state, local or foreign Taxes due from or with respect to the

     Company, its Subsidiaries and DHDC; and (b) the United States federal, state, local and foreign Tax Returns, for each of the last three taxable years, filed by or with respect to the Company, its Subsidiaries and DHDC.

          (vii) "Code" shall mean the Internal Revenue Code of 1986, as amended. "Taxes" shall mean all taxes, charges, fees, levies, or other assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, unemployment, disability, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, whether disputed or not, imposed by the United States of America, or by any state, local, or foreign government, or any subdivision or agency of the United States or any such government, and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof, including any obligations under any agreements with respect to any of the foregoing. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

          (j) Pension and Benefit Plans; ERISA. (i) Section 3.1(j)(i) of the Disclosure Schedule sets forth a true and complete list of:

             (A) all "employee benefit plans," as defined in Section 3(3) of ERISA, which the Company, any of its Subsidiaries or DHDC has any obligation or liability, contingent or otherwise ("Benefit Plans"); and

             (B) all employment or consulting agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase or other equity-based plan or program, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which the Company, any of its Subsidiaries or DHDC maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of the Company, any of its Subsidiaries or DHDC (the "Employee Arrangements").

          (ii) With respect to each Benefit Plan and Employee Arrangement, a true and complete copy of each of the following documents (if applicable) has been made available to TAGTCR: (A) the most recent plan and related trust documents, and all amendments thereto (or, in the case of an unwritten Employment Arrangement, a description thereof); (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent Internal Revenue Service determination letter; (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 88, 106, 112 and 132) and (F) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

          (iii) The Company, its Subsidiaries and DHDC have not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Benefit Plan which is described in Section 3(37); 4(b)(4), 4063 or 4064 of ERISA or which is subject to Section 412 of the Code or Title IV of ERISA.

          (iv) The Benefit Plans and their related trusts intended to qualify under Section 401 and to be tax-exempt under Section 501(a) of the Code have received favorable determination letters from the Internal Revenue Service. The Company is not aware of any event or circumstance that could result in the failure of such Benefit Plans to be so qualified or tax exempt. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries, which is intended to be qualified and is tax-exempt under Section 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service.

          (v) All contributions or other payments required to have been made by the Company, its Subsidiaries and DHDC to or under any Benefit Plan or Employee Arrangements by applicable law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made, except for the failure to make such contribution or payment as will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (vi) The Benefit Plans and Employee Arrangements comply in all material respects with applicable laws and have been maintained and administered in all material respects in accordance with their terms and applicable laws.

          (vii) There are no pending or, to the knowledge of Company, threatened actions, claims or proceedings against or relating to any Benefit Plan or Employee Arrangement other than routine benefit claims by Persons entitled to benefits thereunder and those actions, claims and proceedings that will not have a Material Adverse Effect on the Company.

          (viii) The Company, its Subsidiaries and DHDC do not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except (A) as may be required under part 6 of Title I of ERISA or applicable state law (after a termination of employment or service as a director for which coverage of the participant or the participant's beneficiary is charged at the maximum possible premium) or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

          (ix) None of the assets of any Benefit Plan is stock of the Company, any of its affiliates or DHDC, or property leased to or jointly owned by the Company, any of its affiliates or DHDC.

          (x) The Company, its Subsidiaries and DHDC have no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

          (k) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed after March 31, 1998, since March 31, 1998, the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course and in a manner which, if it had been carried on after execution of this Agreement, would have been in compliance with
     Section 4.1 hereof and no event or events has or have occurred that (either individually or in the aggregate) has had or will have a Material Adverse Effect on the Company.

          (l) No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, unmatured, absolute, determined, determinable or otherwise, that are required to be reflected on a balance sheet prepared in accordance with GAAP other than: (i) liabilities reflected on the Consolidated Balance Sheet of the Company and its Subsidiaries contained in the Quarterly Report on Form 10-Q or the notes thereto for the quarter ended March 31, 1998 (the "March 31 Balance Sheet"), (ii) liabilities under this Agreement, (iii) liabilities with respect to the Company's investment in DHDC and (iv) liabilities incurred in the ordinary course of business and consistent with past practices, none of which individually or in the aggregate, has had or will have a Material Adverse Effect on the Company.

          (m) Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement and the transactions contemplated hereby under any applicable law, rule or regulation or pursuant to the requirements of the Company's Certificate of Incorporation and Bylaws.

          (n) Labor Matters. (i) Neither the Company, any of its Subsidiaries nor DHDC is a party to any labor or collective bargaining agreement, and no employees of Company, any of its Subsidiaries or DHDC are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of Company, there have been no organizing activities involving the Company, its Subsidiaries or DHDC with respect to any group of employees of the Company, any of its Subsidiaries or DHDC.

          (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the Company's knowledge, threatened in writing against or involving Company, any of its Subsidiaries or DHDC. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employees or group of employees of the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

          (iii) There are no complaints, charges or claims against the Company, any of its Subsidiaries or DHDC pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

          (iv) there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company, its Subsidiaries or DHDC within the six months prior to Closing.

          (o) Intellectual Property. (i) Section 3.1(o) of the Disclosure Schedule sets forth a true and complete list of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned or used by the Company or its Subsidiaries on a regular basis in connection with the operation of the businesses of each of the Company, its Subsidiaries and DHDC as well as a true and complete list of all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the "Company Intellectual Property"). All of the Company Intellectual Property is owned by the Company, its Subsidiaries or DHDC free and clear of any and all Liens, except where the failure to so own will not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the Company's knowledge, the use of the Company Intellectual Property by the Company, its Subsidiaries or DHDC does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, industrial design, copyright or any pending application therefor of any other Person and neither the Company, any of its Subsidiaries nor DHDC has received any notice of any claim or otherwise knows that any of the Company Intellectual Property is invalid or conflicts with the asserted rights of any other Person except where such invalidity or conflict will not have a Material Adverse Effect on the Company.

          (ii) Each of the Company, its Subsidiaries and DHDC owns or has a right to use all Company Intellectual Property necessary for the operation of its respective business, except where the failure to so own or have a right to use will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (iii) Each of the licenses or other contracts pursuant to which the Company, its Subsidiaries or DHDC has rights to Company Intellectual property is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any such license or contract either by the Company, any of its Subsidiaries or DHDC or, to the knowledge of the Company, by any other party thereto, except where such failure or default will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (p) Environmental Matters.  (i) For purposes of this Agreement:

             (A) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials) arising from or under any Environmental Law.

             (B) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et, seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et, seq.), The Clean Water Act (33 U.S.C. sec. 1251 et, seq.), the Clean Air Act (33 U.S.C. sec. 7401 et, seq.), the Toxic Substances Control Act (15 U.S.C. sec. 7401 et, seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. sec. 136 et, seq.), and the Occupational Safety and Health Act (29 U.S.C. sec. 651 et, seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, including, without limitation, the Industrial Site Recovery Act ("IRSA"), and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

             (C) "Hazardous Material" means any substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

             (D) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, disposal, leaching, or migration into the environment, including any property owned by the Company, its Subsidiaries or DHDC or into or out of any property; and

             (E) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law by the Company, its Subsidiaries or DHDC, or voluntarily undertaken by the Company, its Subsidiaries or DHDC to (I) clean up, remove, treated, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment, (II) prevent the Release or threatened of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment, (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release, or (IV) bring the applicable party into compliance with any Environmental Law.

          (ii) Except as set forth in Company SEC Documents or Section 3.1(q) of the Disclosure Schedule:

             (A) The operations of the Company, its Subsidiaries and DHDC have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to be in compliance will not have a Material Adverse Effect on the Company;

             (B) The Company, its Subsidiaries and DHDC have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on the Company;

             (C) The Company, its Subsidiaries and DHDC are not subject to any outstanding written orders from, or written agreements with, any Governmental Entity or other Person respecting (1) Environmental Laws,
        (2) Remedial Action, or (3) any Release or threatened Release of a Hazardous Material;

             (D) The Company, its Subsidiaries and DHDC have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability is outstanding;

             (E) To the knowledge of the Company, neither the Company, any of its Subsidiaries or DHDC has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which will have a Material Adverse Effect on the Company;

             (F) Except for de minimis amounts which are regulated as conditionally exempt small quantity generators, the operations of the Company, its Subsidiaries and DHDC do not involve the transportation, treatment, storage, or disposal of hazardous waste for purposes of the requirements set forth under, 40 C.F.R. Parts 260-270 or any state equivalent;

             (G) There is not now, nor to the knowledge of the Company has there been in the past, on or in any property owned by the Company, its Subsidiaries or DHDC any of the following: (1) any underground storage tanks or surface impoundments, (2) any asbestos-containing materials, or
        (3) any polychlorinated biphenyls;

             (H) No judicial or administrative proceedings are pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or DHDC alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or DHDC under Environmental Laws, in each case which will have a Material Adverse Effect on the Company; and

             (I) The Company and its Subsidiaries have made available to TAGTCR true and complete copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations prepared within the past five years of any real property currently or formerly owned, operated or leased by the Company, its Subsidiaries or DHDC that are in the possession, custody or control of the Company, any of its Subsidiaries or DHDC.

          (q) Insurance. Set forth on Section 3.1(q) of the Disclosure Schedule is a true and complete list and description of insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage and deductibles provided thereunder and all claims against such policies) maintained by the Company, any of its Subsidiaries and DHDC.

          (r) DHDC Financial Statements. The Company has made available to TAGTCR the operating statement for DHDC for the period commencing January 1, 1998 until March 31, 1998 (the "DHDC Financial Statements"). The DHDC Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the results of operations of DHDC for the periods presented therein.

          (s) Board of Directors Recommendation. The Board of Directors of the Company, based upon the unanimous recommendation of a Special Committee consisting of only non-employee directors of the Company, at a meeting duly called and held, has by the vote of those directors present (i) determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company (other than TAGTCR and the holders of Recapitalization Shares) and has approved the same, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement, the Merger and the transactions contemplated hereby.

          (t) Material Contracts. Except as set forth in the Company SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company, and, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger with the other transactions contemplated hereby will be an "excess parachute payment" within the meaning of Section 280G of the Code. Each contract, agreement or other document or instrument ("Material Contract") to which the Company or any of its Subsidiaries is a party that was required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997 was so filed. None of the Company or its Subsidiaries is (with or without lapse of time or giving notice, or both) in material breach or default in any respect under any Material Contract. Except for the Rights Agreement, the Company is not a party to or subject to any "poison pill", shareholders rights plan, rights agreement or similar agreement, instrument or plan.

          (u) Fairness Opinion. The Company has received the opinion of The Robinson-Humphrey Company, LLC, financial advisor to the Company (the "Financial Advisor"), to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

          (v) Regulatory Filings. The Company has made available for inspection by TAGTCR complete copies of all material registrations, filings and submissions made since January 1, 1996 by the Company or any Subsidiary with any Governmental Entity and any reports of examinations issued since January 1, 1996 by any such Governmental Entity that relate to the Company or any Subsidiary. The Company and each Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, will not have a Material Adverse Effect on the Company; and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, and complete and accurate when filed, except where such incompleteness or inaccuracy individually, or in the aggregate, will not have a Material Adverse Effect on the Company.

          (w) State Takeover Laws. The Company's Board of Directors has taken such action so that no takeover statute or similar statute or regulation of the State of Delaware or the State of Georgia (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies to this Agreement, the Merger, or any of the other transactions contemplated hereby.

     3.2 Representations and Warranties of TAGTCR. TAGTCR represents and warrants to the Company as follows:

          (a) Organization, Standing and Power. TAGTCR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on TAGTCR.

          (b) Authority; No Violations; Consents and Approvals. (i) TAGTCR has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TAGTCR. This Agreement has been duly executed and delivered by TAGTCR and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of TAGTCR enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by TAGTCR, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of TAGTCR, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license of TAGTCR or (C) any law applicable to TAGTCR or its respective property or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on TAGTCR.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to TAGTCR in connection with the execution and delivery of this Agreement by TAGTCR or the consummation by TAGTCR of the transactions contemplated hereby, except for
     (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
     (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance.

          (c) Information Supplied. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting or the Effective Time, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to TAGTCR or other information supplied by TAGTCR for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (d) Board of Directors Recommendation. The Board of Directors of TAGTCR, at a meeting duly called and held (or by valid written consent in lieu thereof), has determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of TAGTCR and have approved the same. The Board of Directors of TAGTCR has approved this Agreement and the Merger at a meeting duly called and held (or by valid written consent in lieu thereof) and no further approval is required pursuant to the DGCL, the Certificate of Incorporation or the Bylaws of TAGTCR.

          (e) Delaware Law. TAGTCR was not, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of
     Section 203 of the DGCL.

     3.3 Representations and Warranties of the Guarantors. Each of the Guarantors represents and warrants severally with respect to themselves to the Company as follows:

          (a) Organization, Standing and Power. Each of the Guarantors is an entity duly organized, validly existing, and in good standing under the laws of its formation, has all requisite corporate or partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on each of the Guarantors.

          (b) Authority; No Violations; Consents and Approvals. (i) Each of the Guarantors has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Guarantors. This Agreement has been duly executed and delivered by each of the Guarantors and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of each of the Guarantors enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by
     (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by each of the Guarantors, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the formation documents of each of the Guarantors, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license or (C) any law applicable to each of the Guarantors or its respective property or assets, which has or could reasonably be expected to have a Material Adverse Effect on each of the Guarantors; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on each of the Guarantors.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to any Guarantor in connection with the execution and delivery of this Agreement by such Guarantor or the consummation by such Guarantor of the transactions contemplated hereby, except for (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Texas and Arizona Departments of Insurance and the approval thereof by the Texas and Arizona Directors of Insurance.

          (c) Information Supplied. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to any Guarantor or other information supplied by any Guarantor for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (d) Bridge Loan and Financing Commitment. TAGTCR or the Guarantors have received (i) a written commitment (each of which is conditioned upon the conditions set forth therein) from NationsBridge, L.L.C., NationsBank, N.A. and NationsBanc Montgomery Securities, LLC (collectively, the "Banks") for the provision of a guaranteed loan in the amount of $20 million and senior and subordinated debt financing of approximately $175 million in the aggregate, (ii) written commitments from the Guarantors to subscribe for an aggregate of at least $87.7 million (including the DHDC Rollover (as defined below)), and (iii) a written commitment from certain existing stockholders of the Company to cause 200,000 shares of Company Common Stock to be treated as 2.2(a)(iii) Recapitalization Shares (the commitments set forth in (i), (ii) and (iii) are collectively referred to as the "Commitments"). The DHDC Rollover shall mean the agreement by GTCR to contribute its DHDC common stock directly or indirectly into Surviving Corporation immediately after the Effective Time, which agreement shall be valued so as to return $10 million and provide a 31% internal rate of return on GTCR's $10.0 million investment in DHDC from September 12, 1997. Based upon the representations and warranties set forth in Section 3.1, the aggregate of $286.3 million of financing contemplated by the Commitments (the "Financing") will be sufficient (i) to consummate the Merger and pay the Merger Consideration and the Option Consideration, (ii) to pay all fees and expenses required to be paid by TAGTCR and the Company in connection with the Merger and the transactions contemplated thereby, and (iii) to refinance the existing indebtedness of the Company to financial institutions. True and correct copies of the Commitments have been provided to the Company prior to the date hereof. The terms and conditions of the Class A Preferred Stock to be received by the holders of Recapitalization Shares will be identical to the Class A Preferred Stock to be received by the Guarantors. The holders of the Recapitalization Shares that receive Class A Preferred Stock will pay a per share amount equal to that paid by the Guarantors.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that TAGTCR shall otherwise consent in writing):

          (a) Ordinary Course. Each of the Company and its Subsidiaries shall conduct its business and operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve satisfactory relationships with customers, suppliers, distributors and others having business dealings with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby.

          (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare, set aside, or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Subsidiary to the Company),
     (ii) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof which terms are set forth on Section 4.1(b) of the Disclosure Schedule.

          (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to (i) grant any options, warrants or rights, to purchase shares of Company Common Stock, (ii) amend any Option or Option Plan, (iii) reprice any Option or Option Plans, or (iv) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the terms of the ESPP pursuant to purchase requests made prior to the date hereof, upon the exercise of Options granted under Option Plans which are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Option Plans or pursuant to any individual agreements such as employment agreements, executive termination agreements (in each such case, as in effect on the date hereof); and (B) issuances by a wholly-owned Subsidiary of its capital stock to its parent.

          (d) Governing Documents. The Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws except to give effect to the Merger.

          (e) No Solicitation. None of the Company, any of its Subsidiaries or DHDC nor any of the respective officers and directors of the Company, any of its Subsidiaries or DHDC shall, and the Company will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company, any of its Subsidiaries or DHDC) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, recapitalization or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company, any Subsidiary or DHDC (an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Special Committee of the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations, or otherwise facilitating any effort or attempt to make or implement an Acquisition Proposal if, and to the extent, that the Special Committee determines after consultation with counsel and in good faith that failing to take such action would be inconsistent with the Special Committee's fiduciary duty under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing. The Company will notify TAGTCR immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, any of its Subsidiaries, DHDC or any of their respective officers, directors, employees, agents or representatives.

          (f) No Acquisitions. The Company shall not, nor shall permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof without the prior consent of TAGTCR.

          (g) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, lease (whether such lease is an operating or capital lease), encumber, agree to sell, transfer, lease or otherwise dispose of, any of its assets.

          (h) Governmental Filings. The Company shall promptly provide TAGTCR (or its counsel) with copies of all filings made by the Company with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (i) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt or enter into any agreement in principle or an agreement with respect to, any plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

          (j) Other Actions. Except as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

          (k) Certain Employee Matters. The Company shall not, nor shall it permit any if its Subsidiaries to (i) grant any increase in the base compensation (excluding bonuses) of any of its directors, officers or key employees who have base compensation of $100,000 a year or more, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans or Company Pension Plans as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee, or
     (iv) except as may be required to comply with applicable law, become obligated under any new Company Employee Benefit Plan or Company Pension Plan, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (l) Indebtedness; Agreements. (i) The Company shall not, nor shall the Company permit any of its Subsidiaries to, assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or create any Liens on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another Person, other than the incurrence of indebtedness in accordance with the Company's existing line of credit with First Union National Bank, providing that the proceeds of such indebtedness are used only in the ordinary course of business and consistent with past practice (which includes funding acquisitions permitted under this Agreement).

          (ii) The Company shall not, nor shall the Company permit any of its Subsidiaries to, (a) make any loans, advances or capital contributions to, or investments in, any other person or (b) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and consistent with past practice; provided, that Dent Lease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

          (iii) The Company shall not, nor shall the Company permit any of its Subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract.

          (m) Accounting. The Company shall not change, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, any of its accounting policies, procedures, practices, books and records.

          (n) Capital Expenditures. The Company shall not, nor shall the Company permit any of its Subsidiaries to, incur any capital expenditures, that in the aggregate, are in excess of $500,000; provided, that DentLease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

          (o) Insurance. Neither the Company nor any Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to TAGTCR.

          (p) Hedging. Neither the Company nor any Subsidiary shall enter into any hedging, option, derivative or other similar transaction.

          (q) Transfer of Interest in DHDC and DHMI. Prior to the Effective Time, the Company will cause all equity interests in DHDC and DHMI owned by it or any of its subsidiaries to be transferred to a newly formed, wholly owned subsidiary of the Company.

     4.2 Covenants of TAGTCR and the Guarantors. (a) TAGTCR and the Guarantors will use their respective reasonable best efforts to cause the Financing to be closed on terms consistent with the Commitments; provided that the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.6 million such that the aggregate amount of Recapitalization Shares does not exceed $15,000,000. In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, TAGTCR and the Guarantors will use their respective reasonable best efforts to arrange alternative financing on behalf of the Company from other sources on and subject to substantially the same terms and conditions as the portion of the Financing that has become unavailable. TAGTCR and the Guarantors shall use their respective reasonable best efforts to (i) satisfy on or before the Closing all requirements of the definitive agreements pursuant to which the Financing will be obtained (the "Financing Agreements") which are conditions to closing to be satisfied by TAGTCR with respect to all transactions constituting the Financing and to drawing down the cash proceeds thereunder; (ii) defend all lawsuits or other legal proceedings challenging the Financing Agreements or the consummation of the transactions contemplated thereby; and (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby. TAGTCR and the Guarantors shall keep the Company apprised of all material developments relating to the Financing. Any fees to be paid by the Company or any other obligations to be incurred by the Company in connection with the Financing shall be subject to the occurrence of the Closing.

     (b) The Guarantors agree that on or prior to the Closing Date they will purchase or cause to be purchased equity of TAGTCR for a cash purchase price of at least $87.7 million in the aggregate (including the DHDC Rollover), subject to the terms and conditions of, and in accordance with the standards set forth in, the equity commitment letter of Guarantors dated the date hereof; provided that, the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.6 million such that the aggregate amount of Recapitalization Shares does not exceed $15,000,000.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of the Proxy Statement; Company Stockholders
Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. TAGTCR shall furnish all information about itself, its business and operations and its owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. TAGTCR agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. The Company shall notify TAGTCR of the receipt of any comments of the SEC with respect to the Proxy Statement and shall use its reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company shall give TAGTCR and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give TAGTCR and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries or with respect to other information supplied by the Company or TAGTCR for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment or supplement to the Proxy Statement, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby. Except if the Special Committee of the Board of Directors determines in good faith that to do so would be inconsistent with its fiduciary duties under applicable law, the Company, through its Board of Directors, shall recommend to its stockholders approval of this Agreement (which recommendation shall be contained in the Proxy Statement) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement.

     (c) As soon as practicable following the date of this Agreement, TAGTCR shall prepare and file with the SEC the Schedule 13E-3. TAGTCR shall use all reasonable best efforts to have the Schedule 13E-3 cleared by the SEC. The Company shall furnish all information about itself, its business and operations and its owners and all financial information to TAGTCR as may be reasonably necessary in connection with the preparation of Schedule 13E-3. The Company agrees promptly to correct any information provided by it for use in Schedule 13E-3 if and to the extent that such information shall have become false or misleading in any material respect. TAGTCR shall notify the Company of the receipt of any comments of the SEC with respect to Schedule 13E-3. TAGTCR shall give the Company and its counsel the opportunity to review Schedule 13E-3 prior to its being filed with the SEC and shall give the Company and its counsel the opportunity to review all amendments and supplements to Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to TAGTCR or with respect to other information supplied by TAGTCR or the Company for inclusion in Schedule 13E-3, shall occur which is required to be described in an amendment or supplement to
Schedule 13E-3, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC.

     5.2 Access to Information. Upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, (i) afford to the officers, employees, accountants, counsel and other representatives of TAGTCR, including financing sources, access, during normal business hours from the date hereof to the Effective Time, to all the properties, books, contracts, and commitments, and
(ii) furnish promptly to TAGTCR (a) a copy during such period of all materials filed pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as TAGTCR may reasonably request. The Confidentiality Agreements between the Company and each of TAGTCR, GTCR Golder-Rauner, LLC and TA/Advent VIII L.P., dated as of July 14, 1998 (collectively the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activity contemplated thereby. No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement or any party hereto or any condition to the obligations of the parties hereto.

     5.3 Broker and Finders. (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for The Robinson-Humphrey Company, LLC and Morgan, Stanley & Co. Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firms (copies of which have been delivered by the Company to TAGTCR prior to the date of this Agreement).

     (b) TAGTCR represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     5.4 Indemnification; Directors' and Officers' Insurance. (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader rights than such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation, and the Company or the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses incurred, in either case to the fullest extent and in the manner permitted by the DGCL; and (ii) the Company or the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this
Section 5.4 except to the extent such failure materially prejudices such party), and shall to the extent required by the DGCL deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by
Section 145(c) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and TAGTCR agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that TAGTCR may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to maintain such insurance with comparable coverage if the cost of such insurance is more than 125% of the cost of such insurance in the prior year, but in such case, the Surviving Corporation shall purchase as much coverage as possible for such amount.

     5.5 Efforts and Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable Governmental Entities and the making of all necessary registrations and filings, including, without limitation, filings under the HSR Act and filings with such Governmental Entities, and the taking of all reasonable steps (including furnishing any information to any party hereto as such party may reasonably request in connection with any such filing) as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any such Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from the third parties,

(c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement.

     5.6 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement, the Merger or any transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations arising under the Company's listing agreement with NASDAQ, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     5.7 Notice of Certain Events. The Company shall give prompt written notice to TAGTCR, and TAGTCR shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at or prior to the Effective Time and (b) any failure of the Company or TAGTCR, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not serve to cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.8 State Takeover Laws. The Company shall, upon the request of TAGTCR, take all reasonable steps to assist in any challenge by TAGTCR to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon if such vote is required by applicable law.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Governmental Consents. All licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Entities set forth in Section 3.1(c)(iii) of this Agreement shall have been obtained except where the failure to obtain such licenses, permits, consents, authorizations, approvals, qualifications and orders, individually and in the aggregate, will not have a material Adverse Effect on the Company.

     6.2 Conditions of Obligations of TAGTCR and the Guarantors. The obligations of TAGTCR and each of the Guarantors to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by TAGTCR and each Guarantor respectively:

          (a) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on the Company from the date hereof to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

          (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

          (d) Financing. The Company shall have received the proceeds of the Financing or other financings reasonably acceptable to TAGTCR in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation, amounts sufficient (i) to pay the Merger Consideration, (ii) to refinance existing indebtedness of the Company, and
     (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof; provided, however, that this condition shall be deemed to have been satisfied if TAGTCR and the Guarantors shall not have complied in all material respects with all of their respective covenants under Section 4.2.

          (e) No Injunctions or Restraints. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Entity or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Company or any of its Subsidiaries or the Merger or this Agreement by any Governmental Entity which shall have remained in effect, which, or any suit, claim, action or proceeding before any Governmental Entity, which, if adversely decided, would have the effect of: making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Merger, or the consummation of any of the other transactions contemplated by this Agreement; provided, however, that TAGTCR shall have complied with its obligations under Section 5.5.

     6.3 Conditions of Obligations of the Company. The obligations of the Company to affect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company.

          (a) Representations and Warranties of TAGTCR. The representations and warranties of TAGTCR set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

          (b) Representations and Warranties of the Guarantors. The representations and warranties of the Guarantors set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

          (c) Performance of Obligations of TAGTCR. TAGTCR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

          (d) Performance of Obligations of the Guarantors. The Guarantors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

          (e) No Injunctions or Restraints. No court of competent jurisdiction or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the effective operation of the business of the Company and the Subsidiaries after the Effective Time; provided, however, that the Company shall have complied with its obligations under Section 5.5.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

          (a) by mutual written consent of the Company, by action of the Special Committee of its Board of Directors, and TAGTCR, by action of its Board of Directors;

          (b) by the Company if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of TAGTCR which breach or failure to perform has not been cured within 30 calendar days following receipt by TAGTCR of notice of such breach or failure;

          (c) by TAGTCR if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of the Company which breach or failure to perform has not been cured within 30 calendar days following receipt by the Company of notice of such breach or failure;

          (d) by TAGTCR or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by TAGTCR or the Company if the Merger shall not have been consummated on or before June 30, 1999;

          (f) by TAGTCR in the event the Special Committee of the Board of Directors or the Board of Directors of the Company shall have (i) withdrawn or adversely modified its approval or recommendation of the Merger or this Agreement, (ii) failed to duly call, give notice of, convene or hold the Company Stockholders Meeting, in violation of Section 5.1(b) and at the time of such failure an Acquisition Proposal by any Person (other than TAGTCR or its affiliates) shall have been publicly announced or provided to the Company or the Special Committee, (iii) recommended, approved, or accepted an Acquisition Proposal by any Person (other than TAGTCR or its affiliates), or (iv) resolved to do any of the foregoing (or the Company has agreed to do any of the foregoing);

          (g) by the Company if the Special Committee of the Board of Directors or the Board of Directors of the Company accepts or recommends to the holders of the shares of Company Common Stock approval or acceptance of, an Acquisition Proposal by any Person (other than TAGTCR or its affiliates); provided, however that the Company shall not terminate this Agreement pursuant to this Section 7.1(g) without providing TAGTCR at least five (5) days prior written notice, which notice shall include in reasonable detail the terms of the Acquisition Proposal; or

          (h) by TAGTCR or the Company if the Merger and this Agreement shall have been voted on by the holders of Company Common Stock, and the votes shall not have been sufficient to satisfy the condition set forth in
     Section 6.1(a).

     7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or TAGTCR as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of TAGTCR or the Company or their respective affiliates, officers, directors, or stockholders, except (i) with respect to this Section 7.2, Section 5.2 and
Section 7.3 each of which shall survive such termination, and (ii) for any breach by a party hereto of any of its representations, warranties, covenants or agreements contained in this Agreement.

     7.3 Payment of Fees and Expenses.  (a) Except as otherwise provided in this
Section 7.3 and except with respect to claims for damages incurred as a result of the breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     (b) The Company agrees to pay TAGTCR a fee in immediately available funds equal to $7.0 million (the "Specified Fee") upon the termination of this Agreement under Sections 7.1(f) or (g). The Specified Fee shall be paid on the second business day following such termination.

     (c) In the event (i) this Agreement shall be terminated pursuant to Section 7.1(c) as a result of a willful breach by the Company or pursuant to Section 7.1(h), and (ii) either (A) a transaction with any person (other than TAGTCR or its affiliates) that is contemplated by the term "Acquisition Proposal" and which is based on an Acquisition Proposal made prior to such termination of this Agreement, shall be consummated on or before the first anniversary of the termination of this Agreement, or (B) the Company shall enter into an agreement with any person (other than TAGTCR or its affiliates), on or before the first anniversary of the termination of this Agreement, with respect to an Acquisition Proposal which is made prior to such termination of this Agreement, and a transaction contemplated by the term "Acquisition Proposal" shall thereafter be consummated with such person, then the Company shall pay to TAGTCR a fee in immediately available funds equal to the Specified Fee. Such amount shall be paid contemporaneously with the consummation of such contemplated transaction. Notwithstanding the foregoing, such fee shall be reduced by any amounts paid to TAGTCR pursuant to Section 7.3 (d).

     (d) TAGTCR agrees to pay the Company a fee in immediately available funds equal to the amount of all the Company's Designated Expenses upon the termination of this Agreement under Section 7.1(b). The Company agrees to pay TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses upon the termination of this Agreement under
Section 7.1(c). Such Designated Expenses shall be paid on the second business day following the submission thereof by the applicable party.

     (e) For purposes of this Section 7.3, the term "Designated Expenses" shall mean, with respect to a specified person, all documented, reasonable out-of-pocket fees and expenses (not to exceed $2.0 million) incurred or paid by or on behalf of such specified person and its affiliates to third parties in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including, without limitation, all printing costs and reasonable fees and expenses of counsel, investment banking firms, brokers, accountants, experts and consultants.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations or warranties and agreements (other than Sections 5.4 and 5.6) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid (and shall be deemed to have been duly given upon receipt), to the following address or telecopy number, or to such other address or addresses or telecopy numbers as may be subsequently designated by notice given hereunder:

        (a) if to TAGTCR, to:

        NMS Capital, L.P.
        600 Montgomery Street
        San Francisco, CA 94111
        Attn: William Bunting
        Telephone: 415-627-2426
        Telecopy: 415-913-5704

        Golder, Thoma, Cressey, Rauner Fund V, L.P.
        6100 Sears Tower
        Chicago, Illinois 60606
        Attn: Don Edwards
        Telephone: 312-382-2200
        Telecopy: 312-382-2201

           and

        TA/Advent VIII L.P.
        High Street Tower
        Suite 2500
        125 High Street
        Boston, Massachusetts 02110
        Attn: Roger B. Kafker
        Telephone: 617-574-6774
        Telecopy: 617-574-6728

        with a copy to:

        McDermott, Will & Emery
        50 Rockefeller Plaza
        New York, New York 10020
        Attn: Brian Hoffmann, Esq.
        Telephone: 212-547-5400
        Telecopy: 212-547-5444

        (b) if to the Company, to:

        Special Committee of the
        Board of Directors
        c/o CompDent Corporation
        100 Mansell Court East
        Suite 400
        Roswell, Georgia 30076
        Attn: Joseph E. Stephenson, Chairman
        Telephone: 770-998-8936
        Telecopy: 770-992-4349

        with a copy to:

        King & Spalding
        191 Peachtree Street
        Atlanta, Georgia 30303
        Attn: John J. Kelley III, Esq.
        Telephone: 404-572-4600
        Telecopy: 404-572-5100

     8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that the rights under Section 5.4 shall inure to the benefit of and be enforceable by the Indemnified Parties.

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF TAGTCR AND THE COMPANY HEREBY
(A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (THE "DELAWARE COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS, (C) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AND (D) AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.8 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of TAGTCR, the Company and the Guarantors at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company; and provided, further, that the exhibits referred to in Sections 1.4(c) and (d) shall be deemed amendments hereto.

     8.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or Committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or positing of any bond with respect to such remedy are hereby waived by each of the parties hereto.

     8.12 Guarantors. (a) Each Guarantor hereby unconditionally and irrevocably guarantees severally, but not jointly, to the Company the due and punctual performance of each of the obligations and the undertakings of TAGTCR under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof; provided, however, that neither TA nor GTCR shall have liability for more than 48.235% of any liability, and NMS shall not have liability for more than 3.530% of any liability, arising from a breach by TAGTCR under this Agreement, and provided, further that no Guarantor shall have any liability whatsoever under this guaranty after the Closing, whether based upon events occurring prior to or after the Closing. If TAGTCR shall fail to perform fully and punctually any obligation or undertaking of TAGTCR under this Agreement when and to the extent the same is required to be performed, subject to the first sentence of this Section 8.12(a) each Guarantor will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of each Guarantor under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by the Company to enforce performance by TAGTCR.

     (b) Subject to 8.12(a), the obligations of each Guarantor under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim a Guarantor may have against the Company (except for any defense TAGTCR may have against the Company under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, non-exercise, or waiver by the Company of any right, power, privilege or remedy under or in respect of this Agreement; (iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of TAGTCR at or prior to the Closing; (iv) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing causes (i) through (iii); (v) any transfer of shares of capital stock of TAGTCR, or any assignment by TAGTCR of its rights and obligations under this Agreement, to a wholly-owned subsidiary of TAGTCR or a Guarantor; or (vi) any other circumstance, whether similar or dissimilar to the foregoing.

     (c) Each Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment by TAGTCR under this Agreement, (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Company against a Guarantor, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement, and (iii) any right to the enforcement, assertion or exercise by the Company of any right, power, privilege or remedy conferred in this Agreement or otherwise.

     (d) Notwithstanding any provision of this Agreement to the contrary, any liability arising under this contract or this guaranty shall be limited to $41.0 million, in the case of TA and GTCR, and $3.0 million, in the case of NMS.

     8.13 Disclosure Letters. The Disclosure Letter is hereby incorporated into this Agreement and is hereby made a part hereof as if set out in full in this Agreement. Certain information set forth in the Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          TAGTCR Acquisition, Inc.

                                          By:      /s/ ROGER B. KAFKER
                                            ------------------------------------
                                            Name: Roger B. Kafker
                                            Title: President

                                          CompDent Corporation

                                          By:   /s/ JOSEPH E. STEPHENSON
                                            ------------------------------------
                                            Name: Joseph E. Stephenson
                                            Title: Chairman of the Special
                                                   Committee
                                                   of the Board of Directors

                                          TA/Advent VIII L.P.

                                          By: TA/ADVENT VIII L.P.,
                                              its general partner

                                          By:      /s/ ROGER B. KAFKER
                                            ------------------------------------
                                            Name: Roger B. Kafker
                                            Title: President

                                          Golder, Thoma, Cressey, Rauner Fund V,
                                          L.P.

                                          By:      /s/ DONALD EDWARDS
                                            ------------------------------------
                                            Name: Donald Edwards
                                            Title: Principal

                                          NMS Capital, L.P.

                                          By: NMS CAPITAL MANAGEMENT LLC,
                                              its general partner

                                          By:    /s/ WILLIAM B. BUNTING
                                            ------------------------------------
                                            Name: William B. Bunting
                                            Title:

                                                            SCHEDULE 2.2(A)(III)

                         David Klock -- 100,000 shares

                        Phyllis Klock -- 100,000 shares

                                                             SCHEDULE 2.2(A)(IV)

                                      None

                                                                      APPENDIX B

                 OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC

                                 July 28, 1998

Special Committee of the Board of Directors
CompDent Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076

Dear Sirs:

     We understand that CompDent Corporation (the "Company") intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") by and among TAGTCR Acquisition, Inc. ("TAGTCR"), NMS Capital, L.P., Golder, Thoma, Cressey, Rauner Fund V, L.P. and TA/Advent VIII L.P. We understand that under the Merger Agreement (the "Proposed Transaction") TAGTCR shall be merged with and into the Company and each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (excluding shares owned by the Company or any of its subsidiaries or by TAGTCR and Recapitalization Shares (as defined in the Merger Agreement) and dissenting shares) shall be converted into the right to receive $18.00 per share in cash (the "Merger Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement dated July 28, 1998.

     We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than TAGTCR and the holders of Recapitalization Shares) of the Merger Consideration to be received in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement dated July 28, 1998, (2) publicly available information concerning the Company which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) the Dental Health Development Corporation Securities Purchase Agreement dated September 12, 1997, (5) a trading history of the Company's Common Stock from May 26, 1995 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant and (8) certain historical data relating to acquisitions of publicly traded companies, including percentage premiums and price/earnings ratios paid in such acquisitions. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial projections provided by the Company, we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services which is in part contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the common stock of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be received in the Proposed Transaction is fair to the stockholders of the Company (other than TAGTCR and the holders of Recapitalization Shares).

                                        Very truly yours,

                                        THE ROBINSON-HUMPHREY COMPANY, LLC

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in receipt thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 PROXY

                              COMPDENT CORPORATION
                        100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

            PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                   ON _______, _________, 1998 AT 10:00 A.M.

The undesigned hereby appoints Bruce A. Mitchell and Phyllis A. Klock, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock common, par value $.01 per share, of CompDent Corporation, held by the undersigned at the close of business on ___________, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on ___________, _________, 1998 at 10:00 a.m., local time, at the offices of King &
Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 28, 1998, AS AMENDED ON ______________, 1998, BY AND AMONG COMPDENT CORPORATION, TAGTCR ACQUISITION, INC., NMS CAPITAL, L.P., GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P. AND TA/ADVENT VIII L.P.

                         [_] FOR [_] AGAINST [_] ABSTAIN

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPDENT CORPORATION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

Dated: ___________, 1998
                                    ____________________________________________

                                    Please sign exactly as your name(s)
                                    appear(s) hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please add your full title as such. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.